Exhibit 10.2*

Amended and Restated Master Environmental Management Services Agreement dated July 25, 2002 by and between Atlanta Gas Light Company and the RETEC Group, Inc.

*Confidential treatment pursuant to 17 CFR Section 200.80 (b) and 240.24b-2 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

AMENDED AND RESTATED
MASTER ENVIRONMENTAL MANAGEMENT SERVICES AGREEMENT

THIS AMENDED AGREEMENT is made and entered into on this 25th day of July, 2002, effective as of July 1, 2002, by and between Atlanta Gas Light Company (“AGLC”), a Georgia corporation and The RETEC Group, Inc. (“Retec”), formerly ThermoRetec Consulting Corporation, a Delaware corporation.

RECITALS

WHEREAS, AGLC, on behalf of itself and as agent for certain of its affiliates, manages the environmental investigation and remediation of certain properties where manufactured gas plants (“MGPs”) formerly operated and at which certain investigation and clean-up activities (“Remediation Activities”) are now or may be necessary or appropriate; and

WHEREAS, on April 24, 2000, AGLC, ThermoRetec Consulting Corporation and ThermoRetec Corp. entered into that certain Master Environmental Management Services Agreement (the “2000 Agreement”) under which ThermoRetec was retained to perform environmental management services at such sites and other duties as assigned by AGLC from time to time; and

WHEREAS, AGLC and Retec desire to amend and restate the 2000 Agreement, continuing in full force and effect, with no interruption, those provisions of the 2000 Agreement that are restated herein; and

WHEREAS, on January 23, 2001, AGLC and ThermoRetec Consulting Corporation amended the 2000 Agreement by letter Amendment dated January 23, 2001, attached hereto as Amended Exhibit 8 and, the provisions therein are incorporated into this Amended Agreement; and

WHEREAS, on February 5, 2001, certain investors and  the management of ThermoRetec purchased the assets of ThermoRetec Consulting Corporation, and ThermoRetec Consulting Corporation is now operating as The RETEC Group, Inc.; and

WHEREAS, AGLC and Retec acknowledge that their mutual objective is to perform, or cause to be performed, such environmental management services in a sound and cost-effective manner that is in compliance with all applicable legal requirements and that reduces or eliminates the need for such services as expeditiously as practicable;

NOW THEREFORE, in consideration of the premises and the material covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, AGLC and Retec agree as follows:

1.

Term.  The effective date of this Amended Agreement shall be July 1, 2002 (“Effective Date”).  Subject to the early termination as set forth in Paragraph 9, this Amended Agreement shall expire on the close of business on January 31, 2005 (the “Initial Term”), or such later date as the parties may agree; provided, however, that upon sixty (60) days prior written notice, AGLC may extend the term of this Amended Agreement as reasonably necessary to complete the Remediation Activities.  Except as expressly set forth herein, all of the parties’ rights, duties and obligations first arising or existing on or before June 30, 2002, will be governed by the 2000 Agreement, and all rights, duties and obligations first arising or existing on or after July 1, 2002, will be governed by this Amended Agreement.

2.

Scope of Services.

2.1

The Services.  Subject to the terms and conditions of this Amended Agreement, Retec is being retained to provide the environmental management services (“Services”) as more specifically set forth in Amended Exhibit 1 attached hereto for the real properties listed in Amended Exhibit 2 attached hereto (“Sites”), and Retec hereby agrees to perform such Services.  As used herein, the term “Services” shall include the environmental management services as more specifically set forth in Amended Exhibit 1 and all Additional Services, as defined in Paragraph 2.3 hereof, approved by AGLC.  Retec acknowledges that during and after the Initial Term of the Amended Agreement, AGLC may ask Retec to provide assistance, testimony or other evidence, whether at deposition, hearing, proceeding or trial, in relation to the Services.  Retec agrees to provide such service to AGLC and AGLC agrees to compensate Retec for its reasonable expenses and labor costs at Retec’s rates set forth in Exhibit 5 hereto to the extent the party compelling or requesting the testimony does not provide such compensation.  In the event Retec receives a subpoena or other form of legal process or request in connection with Retec’s work in relation to the Services, Retec shall give prompt notice of same to AGLC and Retec shall respond in accordance with the parties’ mutual agreement with respect thereto.  Additional Sites and Services may be added to Amended Exhibits 1 or 2 at any time by mutual agreement of the parties.  Additional Sites and Services may be removed from Amended Exhibits 1 or 2 (as applicable) at any time by AGLC.  AGLC and Retec agree to use their best efforts to ensure completeness of, access to, and availability of files, data, records, personnel and systems for the performance by Retec of the Services.  AGLC shall have access to all files, data and records created or assembled by Retec.

2.2

Change Orders.  AGLC reserves the right, by written notice to Retec, to make changes in the Services so long as such changes do not materially and adversely affect the cost or schedule as set forth in the current Retec Annual Budget (as defined below).  Retec shall proceed with the Services, as changed, immediately after receipt of said written notice.  If the parties cannot agree to the equitable adjustment to either the price and/or the schedule, then the party seeking relief may do so under the provisions of Paragraph 16 hereof.

2.3

Additional Services.

(A)

AGLC may from time to time during the term of this Amended Agreement request that Retec perform a service that would materially and adversely affect the cost or schedule as set forth in the current Retec Annual Budget (as defined below) (“Additional Services”).  Upon receipt of such a request from AGLC, Retec shall provide AGLC with:

(i)

a written description of the work Retec anticipates performing in connection with such Additional Services, if any;

(ii)

a schedule for commencing and completing such Additional Services;

(i)

Retec’s prospective charges for such Additional Services, including a detailed breakdown of any applicable charges, and any proposed additional or modified terms and conditions; and

(iv)

an estimate of the human resources necessary to provide the Additional Services.

(B)

Retec shall not begin performing any Additional Services until AGLC has provided Retec with written authorization to perform the Additional Services.  If AGLC authorizes Retec to provide the Additional Services, then the parties shall execute a change order, which shall incorporate by reference the terms of this Amended Agreement and set forth the additional terms and conditions applicable to the provision of such Additional Services.

3.

Pricing and Payment Terms.

3.1

Retec’s Annual Budget.  At least ninety (90) days prior to the end of each 12-month period ending on June 30, Retec will submit to AGLC a proposed detailed budget for the Services based on the work to be performed by Retec during the coming twelve (12) month period.  The proposed budget shall reflect costs that were budgeted for the previous year, actual expenditures for the previous year, and costs that are anticipated to be incurred for the upcoming year and all remaining years.  Each proposed budget shall also include all assumptions upon which Retec relies, and all supporting documentation and other documentation as AGLC may request.  AGLC and Retec will work together to finalize the proposed budget which will be approved by AGLC prior to June 30th of that year.  The approved Retec Annual Budget shall serve as authorization for work to be performed by Retec hereunder for the period covered by the budget, except as modifications thereof are approved by AGLC.  Notwithstanding the above, Retec shall submit the proposed Annual Budget for the 12 month period beginning July 1, 2002 on or before August 1, 2002 and AGLC shall approve such budget as soon as practicable thereafter.

3.2

Compensation.

(A)

All expenses, costs, and fees paid or incurred by Retec or for which Retec is entitled to payment or reimbursement, and which arose on or before June 30, 2002, and all of AGLC’s rights and duties with respect thereto, shall be governed by the applicable provisions of the 2000 Agreement, except as to matters that are expressly resolved and settled in paragraph (E) of this Paragraph 3.2. All expenses, costs, and fees paid or incurred by Retec or for which Retec is entitled to payment or reimbursement, and which arise on or after July 1, 2002, and all of AGLC’s rights and duties with respect thereto, shall be governed by the applicable provisions of this Amended Agreement.

(B)

Effective July 1, 2002, in consideration for Retec’s prompt, faithful and complete performance of this Agreement to the satisfaction of AGLC and subject to conditions precedent to and as described in this Amended Agreement, AGLC will pay or reimburse Retec an amount equal to Retec’s reasonably incurred actual costs of the Services (“Actual Costs”), plus fees (“Retec Fees”).  Actual Costs and Retec Fees for Group A, B and C Sites shall be determined as set forth below.

(C)

For Group “A” sites, as defined in Exhibit 2 attached hereto, Actual Costs are the sum of the invoiced amounts for those items set forth in Exhibit 4 attached hereto.  The Retec Fees are 19% of the sum of the invoiced amounts for “Salaries and Wages” and “Applied Overhead” only, as defined in Items 1 (Salaries & Wages) and 2 (Applied Overhead Rate) on Exhibit 4, less a withholding of 10% of the Retec Fees so calculated  (“Discount Withholding”) and less a retainage of 20% of the Retec Fees so calculated (“Retainage”).

(i)

The Retainage amount will be withheld each month. The Retainage will be paid the first month immediately following the end of the  quarter for the preceding quarter, provided Retec meets all of the preceding quarter’s threshold requirements (“Threshold Requirements”). The Threshold Requirements for each quarter will be established in writing by AGLC’s Executive Sponsor prior to and during that quarter, in consultation with Retec’s Executive Sponsor, and based upon the advice of the Parties’ Program Directors.  The Threshold Requirements will be determined on a site-by-site basis and entitlement to payment of the Award Fee (defined below) and Retainage also determined on a site-by-site basis.  Without limiting the generality of the foregoing, the Threshold Requirements are expected to be of the following nature:

•

Retec has met all deadlines in orders, CAPs, and AGLC-specified project milestones, except as compliance with deadlines is excused in Paragraph 4.1 of this Amended Agreement.

•

Retec’s quarterly expenditures were within 10% of the AGLC-approved site budgets for that quarter, taking into account changes in schedule mutually agreed by the parties.

•

Retec’s project management key documentation (as specified on Attachment A, Amended Exhibit 1, attached hereto) has been timely submitted in acceptable form.

Satisfaction of the Threshold Requirements is a condition precedent to Retec’s eligibility for the Retainage payment and for payment of any award fee, as set forth below, subject only to excuse for good cause shown to AGLC’s satisfaction. Whether Retec has satisfied the Threshold Requirements will be determined by AGLC’s Executive Sponsor, in consultation with Retec’s Executive Sponsor, and based upon the advice of the Parties’ Program Directors. Any failure to meet the Threshold Requirements for a site will be grounds for complete forfeiture of both the Retainage and any Award Fee, as defined below, relating to that site.

(ii)

If the Threshold Requirements are met, Retec will also be eligible for a quarterly evaluation of Retec’s performance for purposes of an annual payment of an Award Fee (“AF”) in an amount equal to 0% to 200% of the Discount Withholding.  The quarterly AF award, if any, will be based upon AGLC’s subjective evaluation by AGLC’s Executive Sponsor, in consultation with Retec’s Executive Sponsor, and based upon the advice of the Parties’ Program Directors, of the subjective evaluation criteria set forth on Exhibit 3, attached hereto. The decision to award the quarterly AF or not is a unilateral determination made by AGLC and not subject to any dispute resolution clause in the contract.

(iii)

The AF payment, if any, will be equal to the sum of the quarterly AF awards and will be paid annually as part of the payment of Retec’s monthly invoice, commencing with Retec’s June 2003 invoice submittal.

(D)

For Group “B” and “C” sites, as defined in Exhibit 2, and for the performance of Services described in Paragraph 1 of Exhibit 1 (General Recordkeeping and Documentation), Actual Costs are the sum of the invoiced amounts for those items set forth on Exhibit 4 excluding amounts within Items 1 (Salaries & Wages) and 2 (Applied Overhead Rate).  Retec Fees are the sum of the invoiced amounts for Retec’s reasonably expended hours times the rates set forth on Exhibit 5, attached hereto.

(E)

For work performed by Retec on and before June 30, 2002, the Parties stipulate and agree that Retec will receive a  “Performance Fee”, as defined in the 2000 Agreement.

(i)

The Parties agree that Retec has been paid [****] of the Performance Fee and will receive [****] as final payment of the Performance Fee on or before August 23, 2002.

(ii)

In addition, AGLC agrees to pay to Law Environmental and Engineering Services (“LEES”) any such amount as may be owing to LEES as a “Performance Fee” under that certain Agreement between Retec and LEES dated May 5, 2000, and modified September 26, 2001 (the “Retec-LEES Agreement”). Notwithstanding the foregoing, Retec agrees that it has paid or will pay to LEES the full amount of the “Initial Performance Fee” [****] as set forth in paragraph 2(c)(ii) of the Attachment III to the September 26, 2001 modification and AGLC shall have no obligation for same.

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

(iii)

Retec shall obtain a full lien waiver and release from LEES for payment of all amounts owing to LEES on or before August 23, 2002.

(iv)

Except as set forth in paragraph 3.2(E)(i) above, the parties hereby waive, release, and abandon any and all claims, rights, or entitlements to payment for or refund of any Performance Fee under the 2000 Agreement, whether  such arose in connection with Services, Additional Services, or work that could have qualified as Additional Services under the 2000 Agreement, including but not limited to any claim, right, or entitlement to any such fee or refund for work related to or arising out of development and implementation of the “conceptual plan” for the Savannah MGP site or cost changes, if any, at any other sites.  Notwithstanding the foregoing, AGLC does not waive and expressly reserves all claims, rights and entitlements relating to recovery of excess payments (other than Performance Fee), if any, paid to Retec under the 2000 Agreement.

3.3

Description of Actual Costs.  Actual Costs consist solely of the types of costs incurred in the performance of the Services that meet the definitions set forth in Amended Exhibit 4.  The following are not Actual Costs:

(A)

costs, services and expenses generated by any of Retec’s officers, supervisory personnel or employees related to legal (except for negotiation of agreements with subcontractors to perform a portion of the Services, and settlement or litigation of disputes with subcontractors), labor relations, insurance and tax, and all other related expenses required to maintain and operate Retec’s offices other than any costs and expenses for operating any field office directly associated with one or more Sites.  Costs and expenses incurred by Retec officers related to duties as Executive Sponsors are considered Actual Costs;

(B)

costs incurred as a result of the negligence or willful misconduct of Retec and/or its agents, subcontractors, suppliers or employees; and

(C)

any other costs not directly related to, and reasonably and necessarily incurred in Retec’s performance of, the Services.

3.4

Invoices; Payment.  Retec shall submit to AGLC within 20 calendar days after the end of each calendar month (i) for Group A, an invoice for the Actual Costs and a separate invoice for Retec Fees incurred in the previous month, (ii) for Group B and C, and General Recordkeeping and Documentation (paragraph 1 of Exhibit 1), a separate invoice for Services to be paid at the rates set forth on Exhibit 5, and (iii) invoices of subcontractors.  All invoices shall be identified to the appropriate item established in the work breakdown structure plan.  In addition to the monthly invoices and under separate cover, Retec shall provide AGLC with a breakdown of all Retec Fees, listing by each individual site the total number of hours worked per week and a description of the work performed, together with a summary of the Actual Costs for each Site.  AGLC shall reimburse Retec for the amount of the monthly invoices in accordance with Paragraph 3.2 above (except for any Disputed Items (as defined in Paragraph 3.6 hereof) reflected thereon).  Undisputed invoiced amounts not paid within 30 days after receipt shall accrue interest at the rate of 1% per month on any unpaid balance.  Retec shall have the right to stop work if undisputed amounts on invoices are not paid within 60 days from the date of receipt by AGLC.  For subcontractors, Retec will review and approve, if appropriate, all subcontractor invoices and will forward approved invoices to AGLC for direct payment.  Retec will review, approve and forward to AGLC all subcontractor invoices within ten (10) days following receipt of such invoices.

3.5

Subcontractor Waivers.  To the extent Retec engages subcontractors to perform Services, as a condition of payment of any monthly invoice reflecting final payment by Retec to such subcontractors, Retec shall furnish a general release of all claims and final lien waivers from such subcontractor to AGLC in such form and substance as is reasonably acceptable to AGLC.  Notwithstanding the above, Retec is excused from this obligation to the extent that the basis for the subcontractor’s refusal to issue a release of all claims and a final lien waiver is due to AGLC’s failure to pay an approved invoice.

3.6

Disputed Amounts.  AGLC shall be entitled to dispute any item on an invoice that it believes deviates from the Services that Retec was to perform, the Annual Budget, or the requirements of this Amended Agreement (collectively “Disputed Items”).  The disputed amount will be deducted from the invoice, and the undisputed portions of the invoice will be paid in accordance with Paragraph 3.4 hereof.  The Disputed Items shall be subject to resolution pursuant to the procedures described in Paragraph 16.1 hereof.

3.7

Setoff.  Payments otherwise due Retec from AGLC may be withheld by AGLC, without payment of interest, on account of Services not performed, defective Services performed and not remedied by Retec, unpaid labor or materials bills, or unpaid claims of any kind agreed to be paid by Retec.  Retec agrees to defend, indemnify and hold AGLC harmless from any claims, demands, liabilities and damages arising from any such withheld payment.  If and when the cause or causes for withholding payments are remedied or removed without cost to AGLC, and satisfactory evidence of such remedy has been presented to AGLC, the withheld payment will be promptly made by AGLC to Retec.  If Retec fails to remedy such cause within 30 days after written notice from AGLC, AGLC may remedy the cause and deduct the cost of it from the amount due Retec; provided, however, AGLC is not obligated to pay any bills of, or claims against Retec from payments withheld, but may do so at its sole discretion.

3.8

Fees Beyond the Initial Term.  If the term of this Amended Agreement is extended beyond the Initial Term, AGLC shall, unless otherwise specified in this Amended Agreement, continue to pay Retec in accordance with the provisions of this Paragraph 3 or as the parties may otherwise agree.

4.0

Performance Standards, Warranties and Responsibilities.

4.1

Time.  Time is of the essence. Retec shall perform all Services in strict accordance with the requirements, technical specifications and, except for any delays caused by AGLC and its contractors and consultants (other than Retec), schedules set forth in, contemplated by or arising from this Amended Agreement and any applicable Governmental Requirements and Orders (as defined in Paragraph 4.4 hereof).  To the extent applicable, Retec acknowledges and agrees that the timing of the performance of Services may be dictated by the terms of Governmental Requirements and Orders, and Retec agrees to obtain a copy of all such Governmental Requirements and Orders applicable to the Sites, and subject to other terms herein relating to compliance with schedules, and to comply with all deadlines and/or other schedule requirements set forth therein.  Notwithstanding the above, this warranty in Paragraph 4.1 does not apply to the extent, and only to the extent, that Retec’s lack of compliance is the direct result of AGLC’s or its designee’s actual exercise of control as contemplated in Paragraph 5.2 hereof, or of the acts or omissions of AGLC’s designee or its contractors or consultants to the extent such acts or omissions prevent Retec from complying with this warranty.  If Retec believes that AGLC’s or its contractor’s or consultant’s (other than Retec) acts or omissions are causing or are likely to cause Retec to fail or be unable to perform the Services in accordance with this Paragraph 4.1, it shall promptly notify AGLC in writing of such fact, which notice shall state the acts or omissions of AGLC that are or are likely to cause such failure in sufficient detail to permit AGLC to modify the act or omission so as to remove the obstacle that prevents Retec’s compliance.

4.2

Technical Skills.  Retec understands and acknowledges that the Services performed hereunder may involve hazardous or toxic substances, wastes and laws, regulations and government agency policy and guidance documents related thereto.  Retec represents and warrants that it is technically, physically, financially and legally ready, willing and able to perform the Services hereunder and that it is familiar with and knowledgeable about the applicable laws, regulations and government agency policy and guidance documents to the extent necessary to carry out its duties in a professional, complete and competent manner and in accordance with such applicable laws, regulations, and government agency policy and guidance documents.

4.3

Authority.  Each party hereby represents and warrants to the other party as follows:

(A)

that it has all requisite corporate power and authority to enter into, and fully perform pursuant to, this Amended Agreement;

(B)

that the execution, delivery and performance of this Amended Agreement have been duly and properly authorized by all requisite corporate action on its part; and

(C)

that this Amended Agreement has been duly executed and delivered by such party.

4.4

Applicable Law.  Retec warrants that all Services shall comply with all applicable federal, state and local laws, regulations, ordinances, orders, codes, standards, permits and licenses, in each case as the same are amended from time to time (collectively, the “Governmental Requirements and Orders”).  Retec agrees to obtain all permits, consents and approvals necessary or appropriate to perform the Services in compliance with the Governmental Requirements and Orders, except for those permits, consents and approvals AGLC or its affiliates are specifically required to obtain by virtue of the terms of this Amended Agreement or by Governmental Requirements and Orders, and that if any requests for such permits, consents or approvals are denied, to use its best efforts, after further consultation with AGLC, to obtain such permits, consents or approvals.  Notwithstanding the above, this warranty in Paragraph 4.4 does not apply to the extent, and only to the extent, that Retec’s lack of compliance is the direct result of AGLC’s or its designee’s actual exercise of control as contemplated in Paragraph 5.2 of this Amended Agreement, or of the acts or omissions of AGLC’s designee or its contractors or consultants to the extent such acts or omissions prevent Retec from complying with this warranty.  If Retec believes that AGLC’s or its contractor’s or consultant’s (other than Retec) acts or omissions are causing or are likely to cause Retec to fail or be unable to perform the Services in accordance with this Paragraph 4.4, it shall promptly notify AGLC in writing of such fact, which notice shall state the acts or omissions of AGLC or its designee that  are or are likely to cause such failure in sufficient detail to permit AGLC to modify the act or omission so as to remove the obstacle that prevents Retec’s compliance.

4.5

Governmental Orders.  Retec expressly acknowledges, agrees and warrants to comply with the terms of any specific consent order, unilateral order, governmental order, judicial decree, permit or other governmental directive pursuant to which AGLC is contracting for the Services hereunder, including that certain Environmental Response Cost Recovery Rider which was initially adopted by the Georgia Public Service Commission on September 1, 1992 (as amended) (the “Rider”).  Notwithstanding the above, this warranty in Paragraph 4.5 does not apply to the extent, and only to the extent, that Retec’s lack of compliance is the direct result of AGLC’s or its designee’s actual exercise of control as contemplated in Paragraph 5.2 of this Amended Agreement, or of the acts or omissions of AGLC’s designee or its contractors or consultants to the extent such acts or omissions prevent Retec from complying with this warranty.  If Retec believes that AGLC’s or its contractor’s or consultant’s (other than Retec) acts or omissions are causing or are likely to cause Retec to fail or be unable to perform the Services in accordance with this Paragraph 4.5, it shall promptly notify AGLC in writing of such fact, which notice shall state the acts or omissions of AGLC or its designee that  are or are likely to cause such failure in sufficient detail to permit AGLC to modify the act or omission so as to remove the obstacle that prevents Retec’s compliance.

4.6

Engineering Skills.  Retec warrants that all Services performed hereunder shall be (A) conducted in a manner consistent with the generally accepted level of care and skill ordinarily exercised by professional engineers, remediation contractors and other professionals performing services of a similar nature, taking into account standards, technology, laws and requirements existing at the time the Services are performed, (B) safely, lawfully, timely and properly performed, and (C) in conformity with the requirements of this Amended Agreement.

4.7

Reliance.  Retec acknowledges and agrees that (A) AGLC is relying upon Retec’s special and unique abilities and the accuracy, competence and completeness of Retec’s Services and (B) the Services performed by Retec will be relied upon by AGLC to satisfy Governmental Requirements and Orders, except as otherwise provided in Paragraph 4.4 hereof.

4.8

Records.  All files, data, and records are deemed to be owned by and the property of AGLC, and AGLC shall be entitled to possession thereof upon reasonable notice.  Unless otherwise directed by AGLC, at the end of the Initial Term, Retec shall deliver to AGLC all files, data and records assembled or otherwise obtained by Retec in providing the Services.  To the extent the Services performed require laboratory analysis, sampling or field services of any kind, Retec and its subcontractors shall maintain complete copies of records of the chain of custody and control of all hazardous and/or waste materials handled, transported and/or disposed of as a result of Retec’s and its subcontractors’ activities under this Amended Agreement, and Retec shall deliver all such records to AGLC in accordance with instructions from AGLC.  Retec and its subcontractors shall not be considered the generator of any pre-existing waste, nor will Retec or its subcontractors take title to any waste produced as result of providing Services under this Amended Agreement.  Retec shall have authority to sign waste manifests for any materials removed from a Site as agent for AGLC.

4.9

Hazardous Risks.  Retec understands the currently known and potentially hazardous risks, if any, which are or may be presented to human beings, property and the environment by potentially hazardous substances at or near the Sites and agrees that it shall inform its officers, directors, employees and subcontractors of the nature of such materials and the health and environmental risk associated therewith.

4.10

Governmental Actions.  Any condition threatening to adversely affect quality assurance, attainment of schedules, or control of the performance of the Services hereunder shall be immediately brought to the attention of AGLC’s Program Director (as defined in Paragraph 5.1 hereof).  Additionally, Retec will notify AGLC if it becomes aware of any pending or threatened governmental or third-party action or delay related to the Services performed hereunder or any of the Sites.  Likewise, AGLC will notify Retec if it becomes aware of any pending or threatened governmental or third-party action or delay related to the Services performed hereunder or the Sites.

4.11

Resources.  Retec represents, warrants and covenants that it has or will obtain the requisite personnel, competence, skill and physical resources to perform the Services and that it has and shall maintain the capability, experience, registrations, licenses, permits and government approvals required to perform the Services in accordance with the timetables set forth herein.

4.12

Remedial Actions.  If any of the Services fail to conform to the requirements of this Amended Agreement, Retec will, at its sole cost and expense and without any additional charges to AGLC, promptly perform corrective Services of the type originally required to be performed as may be required to correct such defects of which Retec is notified by AGLC in writing within one year after the completion of the specific Services at issue or within one year from notice to AGLC by a governmental authority, whichever is later.  In addition, upon receipt of a notice from AGLC that Retec has failed to perform any of the Services in accordance with this Amended Agreement, Retec shall as soon as reasonably practicable: (A) perform a root-cause analysis to identify the cause of such failure; (B) provide AGLC with a report detailing the cause of, and procedure for correcting, such failure; (C) correct such failure; and (D) provide AGLC with assurance reasonably satisfactory to AGLC that such failure shall not recur after the procedure has been completed.

4.13

Subcontracting.  AGLC hereby approves those subcontractors identified on Amended Exhibit 6, attached hereto, to the extent that such subcontractors continue to provide the services described in Amended Exhibit 6 or elsewhere in this Amended Agreement.  Prior to subcontracting any of the Services or the Transfer Assistance (as defined in Paragraph 9 hereof) to a subcontractor not listed on Amended Exhibit 6, Retec shall notify AGLC of the proposed subcontractor.  If AGLC objects to the proposed subcontractor, AGLC will notify Retec of its objection in a timely manner.  Retec agrees to follow agreed upon bid procedures with respect to awarding any project to a subcontractor and to enter into a written subcontract in substantially the form of the appropriate form subcontract agreement attached hereto as Amended Exhibit 7, as such forms may be modified from time to time by mutual agreement of the parties.  AGLC shall, at its sole and absolute discretion, have the right by written notice to Retec to cause Retec to terminate a subcontractor.  Further, each subcontract shall provide that Retec may assign the subcontract to AGLC, one of its affiliates or another third party designated by AGLC upon written notice to the subcontractor, and Retec shall, upon receipt of notice from AGLC, assign any or all specified subcontracts to AGLC, one of its affiliates or another third party designated by AGLC.  Retec shall remain primarily liable and obligated to AGLC for the timely and proper performance of all of its obligations hereunder, even if such obligations are delegated to third party subcontractors, and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligations.

4.14

Conduct of Personnel.  While at the Site or otherwise on AGLC’s premises, Retec shall, and shall cause Retec’s employees, agents and subcontractors to, (A) comply with the requests, standard rules and regulations and policies and procedures of AGLC regarding safety and health, security, personal and professional conduct (including the wearing of personal protective equipment and adhering to site regulations and general safety practices or procedures) generally applicable at such location, and (B) otherwise conduct themselves in a businesslike manner.  If AGLC determines that a particular member of Retec’s staff is not conducting himself or herself in accordance with this Paragraph 4.14, AGLC may notify Retec of such conduct.  Upon receipt of such notice, Retec shall promptly investigate the matter and take appropriate action, which may include removing the individual from the provision of the Services and providing AGLC with prompt notice of such removal, or replacing the individual with a similarly qualified individual, or taking such other appropriate disciplinary action to prevent a recurrence.

4.15

Exceptions.  Anything in this Amended Agreement (including the Exhibits) to the contrary notwithstanding, the parties acknowledge and agree that (A) Retec shall not be liable hereunder for failure to meet applicable deadlines if such delays are caused by Force Majeure Events (as defined in Paragraph 14 hereof) or due to delays caused by AGLC or its contractors or consultants (other than Retec) or as provided in Paragraph 4.1 hereof, and (B) with respect to Group B and C Sites (as defined on Amended Exhibit 2), Retec’s obligation under this Amended Agreement shall be to use its best efforts to meet applicable deadlines.

5.

Management and Control.

5.1

Executive Sponsors and Program Directors.  Retec and AGLC shall each designate an individual to serve as the responsible corporate executive (the “Executive Sponsor”) for the MGP program and shall designate an individual to serve in a project management capacity (the “Program Director”).  The Executive Sponsors for the parties shall be as follows:  for AGLC Suzanne Sitherwood, and for Retec [****].  The Program Director for the parties shall be as follows:  for AGLC Donna Moore, and for Retec [****] and [****].  AGLC’s Executive Sponsor may consult with Retec’s Executive Sponsor on program management issues, compensation, dispute resolution, and related issues; provided, however, that AGLC’s Executive Sponsor shall have full discretion to manage the MGP program in accordance with the terms of this Amended Agreement.

The Program Director designated by Retec shall be a qualified environmental professional and shall have substantial experience providing and managing the provision of services similar to the Services.  Each party’s Program Director shall be available to the other party at reasonable times.  Retec shall not replace its Program Director without the prior written consent of AGLC, and Retec shall use reasonable efforts to maintain its Program Director for the remaining term of this Amended Agreement.  Whenever possible, Retec shall give AGLC at least 60 days advance notice of a change of the Program Director.  If AGLC reasonably and in good faith determines that it is not in the best interest of AGLC for the Retec Program Director to

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Continue to serve in his or her capacity, then AGLC may give Retec written notice specifying the reasons for its position and requesting that the Retec Program Director be replaced.  Retec shall immediately investigate the matters stated in such notice and, if it determines that AGLC’s concerns are reasonable and not unlawful, then Retec shall replace its Program Director with a new Program Director meeting the qualifications set forth in this Paragraph 5.1.  If AGLC decides at any time that any Retec employee should not continue in the performance of the Services, then AGLC may, in its sole discretion and upon notice to Retec, require removal of such employee from the provision of the Services.  Retec shall, as soon as reasonably practicable, replace any such Retec employee.  Retec shall notify AGLC as soon as possible after dismissing or reassigning any principal member of its staff performing the Services.  AGLC may replace its Executive Sponsor or Program Director upon written notice to Retec.

5.2

Retec’s performance of the Services is subject to the direction and control of AGLC’s Executive Sponsor or its designee.  The parties understand and agree that AGLC’s Executive Sponsor may designate one or more persons from Law Engineering and Environmental Services, Inc. to supervise Retec’s performance of the Services and Retec agrees to respond to Law Engineering and Environmental Services in its discharge of its supervisory role in a timely manner.

5.3

Other Key Personnel.  The parties acknowledge and agree that the following additional employees of Retec are critical to Retec’s performance hereunder:  [****] and [****].  Retec shall use reasonable efforts to retain these employees for the remainder of the term of this Amended Agreement.  Retec shall not replace any of these named individuals in connection with the provision of Services without the prior written consent of AGLC.  Whenever possible, Retec shall give AGLC reasonable advance notice of a change in the employment status, position or availability of these employees for the provision of the Services.

6.

Indemnity.

6.1

By Retec.  To the fullest extent permitted by law, Retec shall indemnify, defend and hold harmless AGLC, its affiliates, and its and their respective agents, officers, directors, and employees from and against any and all claims, causes of action, suits, damages, losses and

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Expenses, including but not limited to reasonable attorneys’ fees and amounts paid in settlement, arising out of or resulting from:

(A)

Retec’s performance of Services, under either the 2000 Agreement or this Amended Agreement, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the Services itself) including loss of use resulting therefrom, caused in whole or in part by Retec, or any of its employees, agents or subcontractors (but only when acting as a subcontractor to Retec), anyone directly or indirectly employed by them or anyone for whose acts they may be liable, except:

(i)

to the extent that such claims and actions arise out of AGLC’s, or any of its employees’ or agents’ willful misconduct or negligent act or omissions; or

(ii)

to the extent that such claims arise out of acts or omissions of AGLC’s contractors or consultants (other than Retec); or

(iii)

to the extent the claim, cause of action, suit, damage, loss or expense does not arise from a third party claim against AGLC or its affiliates or its or their respective agents, officers, directors or employees, then Retec's obligations under this Paragraph 6.1(A) shall only arise from the willful misconduct or negligence of Retec or its employees, agents or subcontractors (but only when acting as a subcontractor to Retec);

(B)

any breach of this Amended Agreement or the 2000 Agreement by Retec;

(C)

any breach of any representation or warranty of Retec set forth in this Amended Agreement or the 2000 Agreement;

(D)

any infringement upon or misappropriation of the proprietary rights of any third party; or

(E)

any violation of any federal, state, or local law, rule or regulation by Retec or any of its employees, agents or subcontractors in the performance of the Services, provided that this clause (E) will not apply to any event occurring on a Site where the event is the result of information, direction, instructions, supervision or acts or omissions given by AGLC or its contractors or consultants (other than Retec).

6.2

By AGLC.  To the fullest extent permitted by law, AGLC shall indemnify, defend and hold harmless Retec, its agents, officers, directors and employees from and against any and all claims, causes of action, suits, damages, losses and expenses, including but not limited to reasonable attorneys’ fees and amounts paid in settlement, arising out of or resulting from AGLC’s obligations under this Amended Agreement or the 2000 Agreement, or from its acts or omissions, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the Services itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of AGLC, or any of its employees, agents, consultants or contractors (other than Retec), anyone directly or indirectly employed by them or anyone for whose acts they may be liable, except to the extent that such claims and actions arise out of Retec’s, or any of its employees, agents or subcontractors, willful misconduct or negligent act or omission.

6.3

Proportionate Liability.  In the event any damages are caused in part by actions or inactions of Retec or those who it is responsible for under this Paragraph 6 and caused in part by actions or inactions of AGLC or those who it is responsible for under this Paragraph 6, Retec and AGLC shall be proportionately liable to each other and/or to any third party in proportion to Retec’s and AGLC’s relative degrees of fault.

6.4

Procedures.  The obligations of each party (“Indemnitor”) in Paragraphs 6.1 and 6.2 of this Amended Agreement to indemnify, defend and hold harmless the other party (“Indemnitee”) shall be subject to the following:

(A)

Indemnitee shall provide Indemnitor with prompt notice of the claim giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve Indemnitor of its obligations under this Paragraph 6 to the extent it reasonably demonstrates that its defense or settlement of the claim or suit was adversely affected thereby;

(B)

Indemnitor shall have sole control over the defense and of all negotiations for settlement of such claim or suit; and

(C)

Indemnitee shall cooperate with Indemnitor in the defense or settlement of such claim or suit, provided that Indemnitee shall be reimbursed for all reasonable out-of-pocket expenses incurred in providing any cooperation requested by Indemnitor.  Subject to clause (B) above, Indemnitee may participate in the defense of any such claim or suit at its own expense.

7.

Insurance.

7.1

Contractor Owned Insurance Program.  AGLC is the “Named Insured” and Retec is an “Additional Named Insured” on a Comprehensive General Liability insurance policy (Policy No. GLCM 417-89-01, with AGLC ), and a Contractor's Operations and Professional Services Environmental insurance policy (Policy No. COPS CM 476-31-38) (collectively the "Insurance Program") covering the work to be performed by Retec and its subcontractors under the 2000 Agreement.  Retec and AGLC shall both use their best efforts to get this Amended Agreement identified as an insured contract under the Insurance Program.

7.2

Retec Consent.  Retec acknowledges that AGLC will be contracting with one or more environmental engineering firms to perform at least some of the Services Retec would have performed under the 2000 Agreement in connection with the Augusta and Savannah Sites (hereinafter, the “Additional Prime Contracts”).  To the extent any Additional Prime Contractor is not already covered under the Insurance Program, Retec hereby consents to the coverage of  any such Additional Prime Contractor under the Insurance Program, including the identification of any Additional Prime Contract as an insured contract under the Insurance Program, as well as the coverage of any of the Additional Prime Contractor’s subcontractors under the Insurance Program.  Retec further agrees to use best efforts in assisting AGLC in any efforts to secure insurer approvals of the addition of the Additional Prime Contractor and the Additional Prime Contract to the Insurance Program.

7.3

Matters Arising Under the Insurance Program

(A)

Except  to the extent a claim results from negligent acts or omissions or intentional misconduct of AGLC or its employees, provisions for all deductibles or self insured retentions are the sole responsibility of Retec, its subcontractors, the Additional Prime Contractor and/or its subcontractors, based on their relative fault or responsibility.  In no event shall deductibles paid by Retec or its subcontractors be passed through directly or indirectly as an Actual Cost or otherwise under this Amended Agreement, other than deductibles paid by Retec resulting from claims covered by the above exception.

(B)

The Insurance Program policies required hereunder shall, with respect to the Services to be provided hereunder, be primary and without right to contribution of any other insurance policy covering the same risks and carried by AGLC or its affiliates, Retec and any of its subcontractors and their affiliates, but this shall not apply with respect to those policies required to be carried by haulers and disposal site owners/operators pursuant to Paragraph 7.6 (A) and (B) below.

(C)

Except as agreed in writing by AGLC, AGLC and its affiliates and Retec will be included on all policies referenced by this Paragraph 7.3 as Named Insureds. Except as agreed in writing by AGLC, Retec shall assure that all Retec's subcontractors approved and accepted by AGLC and Retec to provide Services under this Amended Agreement, except haulers and disposal site owners or operators covered by Paragraph 7.6 hereof will be added to each policy as insureds and a certificate of insurance will be issued to each subcontractor evidencing such.

7.4

Cost for the Insurance Program and AGLC Cooperation.

(A)

Retec’s costs for the premiums to obtain the Insurance Program shall be treated as Actual Costs to be reimbursed to Retec as incurred.  Notwithstanding any provision in Paragraph 8 hereof regarding termination, upon any termination of Retec under this Amended Agreement, if thereafter there are continuing costs associated with the Insurance Program, including payment of premiums and Retec’s own costs of administration, AGLC shall reimburse those costs as incurred by Retec, at Retec’s then standard rates, except that premium costs shall be without any markup.

(B)

AGLC will cooperate with Retec for the effective and efficient management of the Insurance Program.  The parties recognize that there may be requirements and procedures that they must comply with in connection with the efficient administration of the Insurance Program and related matters.  Each of the parties agrees to cooperate with the other in order to accomplish these objectives in a timely and efficient manner. Notwithstanding Retec’s consent to adding the Additional Prime Contractor and the Additional Prime Contract to the Insurance Program, however, Retec shall not be required to administer any portion of the Insurance Program to the extent it is solely related to the Additional Prime Contract, the activities of the Additional Prime Contractor or the acts of the Additional Prime Contractor or its subcontractors under the Additional Prime Contract.

7.5

Other Coverage Required for Retec and Subcontractors.  Prior to performing any of the Services, Retec shall obtain, and unless the coverage for occurrences taking place during the policy automatically remains in effect indefinitely beyond the expiration of the policy period, shall thereafter maintain in full force and effect until two years after termination of this Amended Agreement, the following insurance coverages:

(A) Worker’s Compensation Insurance, including Occupational Disease Coverage, in accordance with the requirements of the applicable laws of the State(s) in which the Services are being performed.

(B) Employer’s Liability Insurance with a limit of $1,000,000 per incident, $1,000,000 aggregate, with a standard All States endorsement.

(C)

Automobile insurance for owned, non-owned or hired vehicles with limits for public liability of not less than $2,000,000 per person per accident or occurrence for bodily injury and limits of not less than $2,000,000 per accident or occurrence for property damage.  Retec shall assure that any transporter whose scope of Services includes the transportation of any waste materials (including wastes characterized as hazardous or special wastes) will maintain automobile liability coverage with limits not less than $5,000,000 combined single limit, and including both the MCS-90 and Insurance Service Office (“ISO”) CA 99 48 (or its equivalent) endorsements.  Retec shall assure that AGLC, Retec and their affiliates are added to such policy as Additional Insureds and evidence of such will be provided by certificates of insurance acceptable to AGLC.

(D)

All deductibles or SIRs under any policies of insurance required in this Paragraph 7.5 shall be paid by Retec or its sub-contractors and, in no event, shall such costs be passed directly or indirectly to AGLC.  Retec’s obligation to assure that subcontractors carry the coverage required under this Paragraph 7.5 shall be satisfied by obtaining a certificate of insurance evidencing the coverage required hereunder.

7.6

Insurance For Disposal Site Owners and Operators.  Except as may be otherwise agreed in writing by AGLC, Retec shall require that any location accepting any waste material generated by the performance of Services under this Amended Agreement (including specifically any waste material characterized as hazardous or special waste) for consolidation, transfer, storage, and/or disposal shall maintain the following insurance coverages and limits of liability for a period of 2 years following acceptance of the last waste material by the disposal site owner/operator under this contract, or an extended reporting period of the same duration, which requirement Retec shall be deemed to have been satisfied by obtaining a certificate of insurance evidencing the coverage required hereunder:

(A)

Commercial General Liability, written on an occurrence form, and including all major divisions of coverage contained in ISO form CG 00 01, with limits of not less than $5,000,000 per occurrence for bodily injury and/or property damage, $5,000,000 general aggregate, and $5,000,000 products/completed operations aggregate.  Any deductible or self-insured retention contained in the policy shall not exceed $100,000.  The policy will be endorsed to include AGLC and Retec as Additional Insureds and endorsed to provide a Waiver of Subrogation in favor of AGLC and Retec.

(B)

Pollution Legal Liability, including coverage for both sudden and non-sudden pollution conditions, with limits not less than $10,000,000 per claim and $10,000,000 total all claims.  The policy will include coverage for bodily injury, property damage, cleanup costs (on and off-site) and defense costs.  The policy may be written on a claims-made policy form.  The policy retroactive date shall be no later than the date that waste from the Remediation Activities is first accepted by the disposal site owner/operator, and such retroactive date shall not be advanced for a period of at least 2 years following acceptance of the last waste material by that disposal site owner/operator under this contract.  Any deductible or self-insured retention contained in the policy shall not exceed $100,000.  AGLC and Retec shall be named as Additional Insureds under this policy, and the policy will be endorsed to provide a Waiver of Subrogation in favor of AGLC and Retec.

(C)

The cost for obtaining and maintaining the coverages required under this Paragraph 7.6 will be borne entirely by the disposal site owner/operator and included in their fees.  Retec shall assure that the insurance coverages required by this Paragraph 7.6 shall in no way relieve any disposal site owners/operators of any liability outside the scope of coverage of the insurance types and amounts by this Paragraph 7.6, or in excess of the limits of liability provided under the  policies required by this Paragraph 7.6.  All insurance companies providing coverage to disposal site owners/operators in accordance with this a shall maintain an A.M. Best rating of not less than “A-” size class “X” or larger.

(D)

Retec shall assure that the policies required under subparts (A) and (B) of this Paragraph 7.6 immediately above shall be primary and without right to contribution of any insurance policy covering the same risks and carried by AGLC or Retec.

7.7

AGLC’s Reliance on Retec’s Brokers.  The parties acknowledge that Marsh is currently representing both Retec and AGLC in connection with the Insurance Program.  Retec shall use its best efforts to obtain written evidence that AGLC is entitled to rely on the advice and performance of any insurance brokers assisting Retec in the modification or administration of the Insurance Program to the same extent as Retec is entitled to rely upon those brokers.

7.8

Exceptions.  Notwithstanding anything herein to the contrary, (i) if AGLC agrees at the Program Director level or above that any insurance coverage to be obtained or maintained by Retec or a subcontractor or consultant to Retec need not be in accordance with the requirements stated herein, then such other requirements as agreed in writing by the representatives of Retec and AGLC shall apply, and (ii) if with respect to subcontractors AGLC does not agree to insurance coverages not in conformance with the terms set forth herein, and Retec is unable to obtain a subcontractor’s agreement to accept terms as herein provided after exerting its best attempts to do so, Retec shall not enter into the agreement with that subcontractor, and Retec shall not as a result thereof be in breach of this contract or responsible for resulting delays.

8.

Termination.

8.1

Termination.  This Amended Agreement may be terminated in whole or in part by (A) either party in the event of a default consisting of substantial failure by the other party to fulfill its obligations under this Amended Agreement; provided, that no such termination may be effected unless such default, if capable of cure, has not been cured within 30 days after written notice to the defaulting party; (B) AGLC upon thirty (30) days written notice given at any time during the ninety (90) days immediately following the consummation of a Change of Control of Retec (as defined below) that occurs at any time during the term of this Amended Agreement; or (C) AGLC immediately in the event a petition for relief under any bankruptcy legislation is filed by or against Retec or Retec makes an assignment for the benefit of creditors or a receiver is appointed for all or substantially all of Retec’s asset’s.  As used herein, “Change of Control of Retec” shall mean: (i) a consolidation or merger of Retec with or into any entity wherein Retec is not the surviving entity, (ii) a sale, transfer or other disposition of all or substantially all of the assets of Retec or (iii) the acquisition (in any manner) by any person or entity, or group of persons or entities acting in concert, of beneficial ownership of 50% or more of the outstanding voting securities of Retec.

8.2

For Convenience.  This Amended Agreement may be terminated in whole or in part by AGLC for its convenience at any time by giving Retec at least ninety (90) days written notice of intent to terminate.

8.3

For Change of Circumstances.  AGLC shall have the right to terminate this Amended Agreement upon ninety (90) days written notice to Retec if, in AGLC’s sole good faith discretion, continuation of this Amended Agreement becomes impossible, impractical or undesirable due to legal, economic, or policy constraints or circumstances, including, but not limited to any change in the Governmental Requirements and Orders.

8.4

Reimbursable Costs.

(A)

If termination is effected by AGLC for its convenience under Paragraph 8.2 hereof, AGLC will pay Retec all reimbursable costs which are due as of the effective date of termination, and in addition, those reimbursable costs incurred in good faith by Retec after the effective date of termination in connection with demobilization of equipment and personnel (including severance costs and subcontract and vendor settlements) plus any Retainage and Award Fee due in accordance with the terms of Paragraph 3.2 above.

(B)

If termination is effected by AGLC for change of circumstances under Paragraph 8.3 hereof, AGLC will pay Retec all Actual Costs which are due as of the effective date of termination plus any Retainage and Award  Fee due in accordance with the terms of Paragraph 3.2 above.

(C)

If termination is effected by AGLC pursuant to Paragraph 8.1(B) hereof, then (i) subject to Paragraph 8.6 hereof, Retec will provide the Transfer Assistance Services as provided in Paragraph 9 below to AGLC for a period of 90 days following the effective date of termination at Retec’s Actual Cost and thereafter for an additional 180 days on a time and materials basis at its standard rates; provided, however, that AGLC shall pay Retec all Actual Cost which are due for Services provided through the effective date of termination, plus any Retainage and Award Fee due in accordance with the terms of Paragraph 3.2 above.

(D)

Other than specifically set forth in this Paragraph 8.5, AGLC shall have no liability to Retec for any claims, causes of action, suits, damages, losses and expenses arising out of, or resulting from, AGLC’s termination of this Amended Agreement in accordance with this Paragraph 8.

8.5

Consequences of Termination.  Upon receipt of a notice of termination pursuant to this Paragraph 8, Retec shall (A) promptly discontinue all affected Services (unless the notice directs otherwise), and (B) deliver to AGLC all data, drawings, specifications, reports, summaries, and such other information and materials as may have been accumulated by Retec in performing the Services, whether completed or in process, with the exception of one record copy of such information which shall be kept by Retec, which copy shall be subject to the confidentiality provisions of Paragraph 10 hereof.  Notwithstanding any other provisions hereof, no termination of this Amended Agreement shall affect the obligations of the parties under Paragraph 6 hereof, and in the event of termination of this Amended Agreement by AGLC for any reason, the parties shall cooperate and use their best efforts to assure that Retec, its affiliates and their officers, directors and employees continue to be covered under the Insurance Program as if this Amended Agreement had not been terminated, including extended reporting periods, for Services rendered prior to the date of termination and for any Transfer Assistance that is required to be performed hereunder after the date of termination.  Retec shall have no obligation to perform any Transfer Assistance except if the Insurance Program continues to cover the provision of such Transfer Assistance services.

9.

Termination Services.  The parties agree that Retec will cooperate with AGLC to assist in the orderly transfer of the Services to AGLC or another service provider in connection with the expiration or earlier termination of this Amended Agreement for any reason.  Without limiting the generality of the foregoing, upon AGLC’s request, subject to Paragraph 8.6 hereof, Retec shall provide transfer assistance in connection with migrating the work to AGLC or another service provider (“Transfer Assistance”) for a period, unless a shorter period is specified in Paragraph 8.5 above, of up to one year following the expiration of this Amended Agreement or up to one year following any notice of termination (as the case may be).  Retec shall provide the Transfer Assistance in accordance with this Paragraph 9 even if AGLC has materially breached this Amended Agreement (other than an uncured payment default or failure to defend and indemnify Retec as provided herein) with or without an attendant termination for cause by Retec, if AGLC prepays a reasonable projection of the other charges hereunder for the Transfer Assistance for the entire period AGLC desires Retec to provide the Transfer Assistance.  The Transfer Assistance shall be provided pursuant to the terms and conditions of this Amended Agreement, and in lieu of all other compensation described herein (including the performance fee), Retec shall be compensated on a time and materials basis at its standard rates for such assistance; provided, however, that if AGLC has terminated this Amended Agreement pursuant to Paragraph 8.1(A) hereof, Retec shall provide the Transfer Assistance without any additional charge to AGLC; provided, further, that if AGLC has terminated this Amended Agreement pursuant to Paragraph 8.1(B) or 8.1(C) hereof, Retec shall provide the Transfer Assistance for the time periods and for the fees set forth in Paragraph 8.5(C) hereof.  If the Transfer Assistance requires Retec to incur costs that Retec would not otherwise incur in the performance of the Services under this Amended Agreement, then Retec shall notify AGLC of the identity and scope of the activities requiring Retec to incur such costs and the projected amount of the charges that will be payable by AGLC for the performance of such assistance.  Upon AGLC’s authorization, Retec shall perform the assistance and invoice AGLC for such charges.  Within 30 days after the date of the invoice, AGLC shall pay Retec for authorized additional charges incurred to provide such assistance to AGLC.

10.0

Confidentiality.

10.1

Definition; Restrictions.  From time to time during the term of the 2000 Agreement and this Amended Agreement, a party (the “Disclosing Party”) may disclose Confidential Information (as defined below) to the other party (the “Disclosee”).  Each party agrees that it will maintain the confidentiality of any and all Confidential Information of a Disclosing Party and not disclose any Confidential Information to any person other than to persons who require such information to perform the party’s obligations hereunder, or use such Confidential Information except to perform its obligations hereunder.  As used herein, “Confidential Information” means any technical, business, and other information related to the Disclosing Party’s business, disclosed or otherwise obtained in connection with the 2000 Agreement and this Amended Agreement, whether or not in writing, which (A) derives value, actual or potential, from not being generally known to the public or to other persons who can obtain value from its disclosure or use, and (B) is clearly identified by the party to whom such information belongs as confidential.

10.2

Additional Obligations.  In addition, except as provided herein, each party agrees to hold the terms of the 2000 Agreement and this Amended Agreement in confidence and to disclose such terms only to its employees, agents, subcontractors and representatives who need to know such information to perform their respective responsibilities and shall be directed to hold such terms in confidence.

10.3

Exceptions.  The obligations set forth in this Paragraph 10 do not apply if and to the extent that the Disclosee establishes that:  (A) the information was already known to the Disclosee, without obligation to keep it confidential, at the time of its receipt, as evidenced by documents in the possession of the Disclosee prepared or received prior to disclosure of such information; (B) the Disclosee received the information in good faith from a third party lawfully in possession thereof without obligation to keep such information confidential and without requiring the Disclosee to keep the information confidential; (C) the information was publicly known at the time of its receipt by the Disclosee or has become publicly known other than by a breach of the 2000 Agreement and this Amended Agreement; (D) the information is independently developed by the Disclosee without use of the Disclosing Party’s Confidential Information; or (E) the information does not constitute a trade secret under applicable law two years after the expiration or termination of the 2000 Agreement and this Amended Agreement.

10.4

Compliance with Legal Process.  Nothing herein shall preclude either party from disclosing information which it is legally required to disclose whether pursuant to a valid legal process, court order, regulatory requirement or otherwise.  A party that is legally required to make disclosures of any matter specified herein shall (a) notify the other party as soon as practicable and in any event in advance of making such disclosure, specifying the information it is legally required to disclose, and (b) where the court or governmental agency requiring the disclosure has a policy or procedure for protecting trade secrets or other confidential information, use such policy or procedure (if applicable).

10.5

Work Product.  Retec recognizes that it may obtain access to information created by and for AGLC and associated communications related thereto (collectively, “Privileged Work Product”) which are confidential attorney work product or subject to the attorney-client privilege.  AGLC shall identify for Retec the Privileged Work Product to which Retec may obtain access.  Retec shall not intentionally reveal Privileged Work Product to third parties, and Retec shall institute adequate safeguards to prevent the unintentional disclosure of Privileged Work Product to third parties.  The only persons who may have access to Privileged Work Product shall be those for whom such access is necessary for the purpose of providing Services to AGLC.  AGLC has advised Retec that Privileged Work Product has been prepared in anticipation of litigation and that Retec is performing the Services in respect of Privileged Work Product as an agent of AGLC, and that all matters related thereto are protected from disclosure by Rule 26 of the United States Federal Rules of Civil Procedure, or any similar law in other local jurisdictions.  Should Retec ever be notified of any judicial or other proceedings seeking to obtain access to Privileged Work Product, Retec shall (A) promptly notify AGLC and (B) take such reasonable actions as may be specified by AGLC to resist providing such access.  AGLC shall have the right and duty to represent Retec in such resistance or to select and compensate counsel to represent Retec in such matter or reimburse Retec for reasonable attorneys’ fees and expenses incurred in resisting such access.

11.

Independent Contractor.  Retec’s relationship with AGLC under the 2000 Agreement and this Amended Agreement shall be that of an independent contractor.  Except as contemplated in Paragraph 4.8 hereof, nothing in the 2000 Agreement or this Amended Agreement shall be construed to designate Retec, or any of its employees, consultants or subcontractors as employees, agents, joint venturers or partners of AGLC, and each party shall be responsible for the expenses of its own employees.

12.

Health and Safety.

12.1

Avoidance of Harm.  Retec shall conduct all Services in a manner to avoid risk of bodily harm to persons or damage to property and in full compliance with all Governmental Requirements and Orders, including without limitation, the requirements of the Occupational Safety and Health Act and the Mine Safety and Health Act, as well as AGLC’s safety requirements.  Further, Retec shall periodically inspect materials and equipment to identify any unsafe conditions and shall promptly take action to correct any condition which presents such a risk.

12.2

Appropriate Knowledge.  Retec represents and warrants that it is fully qualified and knowledgeable with respect to all health and safety requirements relating to the Services and that as an independent contractor, Retec shall be solely responsible for compliance with those requirements.

12.3

Safety Equipment.  Retec shall provide and maintain its own safety equipment in accordance with all applicable Governmental Requirements and Orders.  Retec is responsible for providing its employees and subcontractors with adequate information and training in conformance with regulatory requirements.

12.4

Notification.  In the event of accident, injury or incident involving health, safety or damage to property, in addition to its notification requirements and other obligations under applicable Governmental Requirements and Orders, Retec shall immediately notify AGLC and shall submit a report on the incident in writing within 48 hours of such occurrence.  Retec shall maintain accurate records of all such occurrences and shall furnish AGLC with such reports on an annual basis.

13.

Survival and Severability.  All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable Governmental Requirements and Orders and are intended to be limited to the extent necessary to render the 2000 Agreement or this Amended Agreement legal, valid and enforceable.  If any term of the 2000 Agreement or this Amended Agreement, or part thereof, not essential to the commercial purpose of the 2000 Agreement or this Amended Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof, or parts thereof, shall constitute their agreement with respect to the subject matter hereof, and all such remaining terms, or parts thereof, shall remain in full force and effect.  To the extent legally permissible, it is the intention of the parties that any illegal, invalid or unenforceable provision of the 2000 Agreement or this Amended Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

14.

Force Majeure and Other Delays.

14.1

Force Majeure.  Neither party hereto shall be liable for its failure to perform hereunder, or delays in performing hereunder, in whole or in part, due to contingencies beyond its reasonable control, including, but not limited to, strikes, work stoppages or delays, labor disputes, riots, wars, acts of God or nature, injunction or compliance with any law, regulation or order, whether valid or invalid, or delays, decisions or inactions of any governmental body or agency whether now existing or hereafter created (individually, each being a “Force Majeure Event”).  The party claiming excuse from performance or delay in performance by reason of the occurrence shall give the other party prompt notice in writing of the occurrence and shall use its best efforts to remove or mitigate the effects of the Force Majeure Event upon its performance hereunder.  Anything herein to the contrary, Retec shall not be allowed to claim excuse from performance by reason of AGLC’s failure to receive any approvals, authorizations or consents from the Georgia Environmental Protection Department, the Georgia Public Service Commission or any other governmental agency that has authority or responsibility with respect to the Services if such failure arises from Retec's negligent act or omission or other breach of this Amended Agreement.

14.2

AGLC Options.  If any Force Majeure Event substantially prevents, hinders or delays performance of the Services for more than 15 consecutive days, then at AGLC’s option:

(A)

AGLC may procure such interrupted Services from an alternate source at its expense and withhold payment to Retec therefore, provided that AGLC continues to make payments to Retec hereunder for Services that Retec has and continues to provide; or

(B)

until such time as Retec has restored the interrupted Services, AGLC may suspend this Amended Agreement effective as of a date specified by AGLC in a written notice to Retec, and AGLC will pay all fees due and payable through such effective date.

15.

Notices.  All notices and other communications required or permitted to be given or made under this Amended Agreement shall be in writing and delivered personally or sent by prepaid, first class, certified or registered mail, return receipt requested, by a reputable overnight express delivery service, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below.  Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this Paragraph 15 on the date of such facsimile), two days after mailing (if given or made by letter sent by express delivery service), or five days after mailing (if given or made by mail), and in proving same, it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above.  The addresses and facsimile numbers of the parties for purposes of this Amended Agreement are:

If to Retec, to: David Nakles The RETEC Group, Inc. One Monroeville Center, Suite 105 Monroeville, PA 15146-2121 Phone: 412.380.0140 Fax: 412.380.0141	With a copy to: The RETEC Group, Inc. 300 Baker Avenue Concord, MA 01742 Attn: President Phone: 978.371.1422 Fax: 978.369.9279
If to AGLC, to: 1251 Caroline Street, NE Atlanta, GA 30307 Attn: Suzanne Sitherwood Vice President, Gas Operations Phone: 404.584.3847 Fax: 404.584.4807	With a copies to: 1251 Caroline Street, NE Atlanta, GA 30307 Attn: Paul R. Shlanta Senior Vice President & General Counsel Phone: 404.584.3430 Fax: 404.584.3419
Edward Kazmarek, Esq. Kilpatrick Stockton LLP 1100 Peachtree Street Suite 2800 Atlanta, GA 30309 Phone: 404.815.6496 Fax: 404.541.3263

16.

Disputes and Choice of Law.

16.1

Dispute Resolution.  Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance or breach of the 2000 Agreement and this Amended Agreement and the transactions contemplated herein shall be resolved as specified in this Paragraph 16.1.

(A)

A dispute shall initially be considered in person or by telephone by the Program Directors within 7 business days of receipt of a notice from either party specifying the nature of the dispute.

(B)

If the Program Directors do not resolve the dispute within such 7 business days, the dispute shall be submitted to the Executive Sponsors for resolution.  The Executive Sponsors shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.  During the course of such negotiation, all reasonable requests made by one party to the other for non-privileged information reasonably related to the 2000 Agreement or this Amended Agreement, will be honored in order that each party may be fully advised of the other party’s position.  The specific format for such discussions will be left to the discretion of the Executive Sponsors, but it may include the preparation of agreed-upon statements of fact or written statements of position furnished by each party to the other party.

(C)

If the Executive Sponsors do not resolve the dispute within 30 days after the date of receipt by the other party of a request to submit the dispute to the Executive Sponsors as described above (the “Notice”), then the parties agree to try in good faith to resolve the dispute by mediation in Atlanta, Georgia under the Commercial Mediation Rules of the American Arbitration Association.

(D)

If the dispute is not resolved by mediation within 90 days after the Notice, then the dispute shall be solely and finally settled by arbitration, which shall be conducted in Atlanta, Georgia, by a panel of three arbitrators, one of whom shall be selected by AGLC, one of whom shall be selected by Retec, and the third of whom shall be selected by the arbitrators selected by them.  The parties renounce all recourse to litigation and agree that the award of the arbitrators shall be final and subject to no judicial review.  The arbitrators will conduct the proceedings, including arguments and briefs, in accordance with the rules of the American Arbitration Association.  The arbitrators will decide the issues submitted in accordance with the provisions and commercial purposes of this Amended Agreement, provided that all substantial questions of law will be determined under the laws of the State of Georgia, United States of America (without regard to its principles of conflicts of laws).  All decisions of the arbitrators will be in writing and submitted to the parties and will set forth findings of fact and conclusions of law.  In the final award, the arbitrators will divide all costs, other than fees of counsel, incurred in conducting the arbitration, in any manner as the arbitrators deem just and equitable under the circumstances. Judgment on the award of the arbitrators may be entered into by any court having jurisdiction over the party against whom enforcement of the award is being sought.  Each party agrees that any award of the arbitrators against it and on which judgment is entered may be executed against the assets of that party in any jurisdiction.  By execution of this Amended Agreement, each party irrevocably consents to the jurisdiction of any court having jurisdiction over that party for the purpose of enforcing any award.

(E)

Notwithstanding any provision of this Paragraph 16.1 to the contrary, each party shall be entitled to seek injunctive and other equitable relief in any court of competent jurisdiction to enforce the provisions of this Amended Agreement, even if a related matter has already been submitted to arbitration in accordance with the provisions of this paragraph.

16.2

Performance During Disputes.  The parties agree to continue to perform their respective obligations under this Amended Agreement while a dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Amended Agreement or unless such performance is prevented by the actions of the other party.

17.

Program  Audits; Oversight.

17.1

GAAP.  Retec shall set up and maintain its books, records and accounts relating to the 2000 Agreement and this Amended Agreement and the Services performed hereunder in accordance with generally accepted accounting principles consistently applied.

17.2

Financial Compliance.  Upon reasonable prior notice from AGLC, Retec shall provide AGLC, any of AGLC’s representatives and the representatives of any governmental agency approved by AGLC with access to its facilities, data and books and records with respect to the 2000 Agreement and this Amended Agreement and the Services and any assistance that they require for the purpose of performing financial and accounting audits, including audits or inspections of the Services.  If any audit results in Retec being notified that Retec, a Retec representative, agent or subcontractor is not in compliance with any financial or accounting or audit requirement, Retec shall, and shall cause its agents, representatives or subcontractors to, promptly take actions to comply with such audits.  Retec shall bear the expense of any such response that is (A) required by a financial or accounting or audit requirement relating to Retec’s business or (B) necessary due to Retec’s non-compliance with any financial or accounting or audit requirement imposed on Retec.

17.3

Audit.  Upon reasonable prior notice from AGLC, Retec shall provide AGLC with access to such financial records and supporting documentation as may be requested by AGLC, and AGLC may audit the fees charged to AGLC to determine if such fees are accurate and in accordance with the 2000 Agreement or this Amended Agreement.  Except as set forth below, AGLC shall be responsible for the costs of any audits performed pursuant to this Paragraph 17.  If, as a result of such audit, AGLC determines that Retec has (A) overcharged AGLC, it shall notify Retec of the amount of such overcharge, and Retec shall promptly pay to AGLC the amount of the overcharge, plus interest at the rate of 8% per annum, calculated from the date of the overcharge until the date of payment to AGLC, or (B) undercharged AGLC, AGLC shall notify Retec of the amount of such undercharge and AGLC shall pay to Retec the amount of the undercharge.  If any such audit reveals an overcharge to AGLC of 5% or more for the period being audited, Retec shall, at AGLC’s option, issue to AGLC a credit against the fees or reimburse AGLC, for an amount equal to the costs of such audit.

17.4

Document Retention.  Retec shall (A) maintain procedures necessary to accurately monitor compliance with its obligations under this Paragraph 17, including compliance with the financial and accounting requirements of the Rider, and (B) make and retain records and supporting documentation in sufficient form and manner to document the Services and the fees paid or payable by AGLC under the 2000 Agreement or this Amended Agreement, and to document AGLC’s compliance with the financial and accounting requirements of the Rider for a period of five years after the completion of the Services.

17.5

General Compliance.  Upon reasonable prior notice from AGLC, Retec shall provide AGLC, any of AGLC’s representatives and the representatives of any governmental agency approved by AGLC with access to its facilities, data and books and records with respect to the 2000 Agreement or this Amended Agreement and the Services and any assistance that they require for the purpose of inspecting the Sites, the Services or the performance thereof.  If any such inspection results in Retec being notified that Retec, a Retec representative, agent or subcontractor is not in compliance with any applicable provision of this Amended Agreement or an applicable law or regulation, Retec shall, and shall cause its agents, representatives or subcontractors to, promptly take actions to comply with such notice.

18.

Taxes.

18.1

Sales Taxes.  Any payments due to Retec pursuant to Paragraph 3 hereof are inclusive of applicable sales, use, excise, personal property or other similar taxes attributable to the period on or after the Effective Date based upon or measured by (A) Retec’s cost in acquiring or providing equipment, materials, supplies or third party services furnished to or used by Retec in providing and performing the Services, and (B) all taxes payable by Retec with respect to its revenues, income and profit.  Each party shall bear sole responsibility for all taxes, assessments and other real property related levies on its owned or leased real property.

18.2

Cooperation.  The parties agree to reasonably cooperate with each other in good faith to more accurately determine and reflect each party’s tax liabilities and to minimize such liability to the extent legally permissible.  Each party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by the other party.

18.3

Use and Services Taxes.  Notwithstanding any other provision of this Amended Agreement, if a sales, services, value added or similar tax is assessed on Retec’s provision of the Services to AGLC or on Retec’s charges to AGLC under this Amended Agreement, AGLC will be responsible for and pay the amount of any such tax.

19.

Assignment.  This Amended Agreement shall not be assigned, delegated or transferred by any party without the prior written approval of the other parties, which approval shall not be unreasonably withheld or delayed; provided, however, that AGLC may assign this Amended Agreement to an affiliate without prior approval.  Any such assignment will not relieve the party of its obligations under this Amended Agreement.  This Amended Agreement shall inure to the mutual benefit of the parties and their permitted successors and assigns.

20.

Entire Agreement.  This Amended Agreement and the January 23, 2001 letter Amendment shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous and contemporaneous negotiations, comments and writings by the parties, including without limitation, any and all proposals, exceptions, or limitation provided by Retec.  In no event shall the preprinted terms or conditions found on any Retec invoice or AGLC purchase order be considered part of this Amended Agreement.

21.

Waiver.  No waiver of any breach of any provision of this Amended Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provision hereof.

22.

No Third Party Beneficiaries.  The parties hereto do not intend, nor will any paragraph hereof be interpreted, to create any third party beneficiary rights with respect to either of the parties.

23.

Consents and Approvals.  The parties hereto agree that in any instance where a consent, approval or agreement is required of a party in order for the other party to perform under or comply with the terms and conditions of this Amended Agreement, then such party will not unreasonably withhold or delay such consent, approval or agreement, and where consent, approval or agreement cannot be provided, the party shall notify the other party in a timely manner.

24.

Headings.  All headings herein are not to be considered in the construction or interpretation of any provision of this Amended Agreement.  This Amended Agreement was drafted with the joint participation of both parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning hereof.

25.

Commencement of Actions.  Neither party may bring an action, regardless of form, arising out of this Amended Agreement more than two years after the later to occur of the date on which the cause of action has arisen, or the date such cause of action was or should have been discovered.

26.

Counterparts.  This Amended Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single instrument.

27.

Exhibits.  The following Amended Exhibits are attached hereto and incorporated herein by reference:

Amended Exhibit 1 – Scope of Services

Amended Exhibit 2 – List of Sites

Amended Exhibit 3 – Award Fee Evaluation

Amended Exhibit 4 – Categories of Cost Definitions

Amended Exhibit 5 – Retec Standard Fees

Amended Exhibit 6 – Approved Subcontractors

Amended Exhibit 7 – Sample Subcontractor Agreements

Amended Exhibit 8 – January 2001 Letter

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their duly authorized representatives on the date first above written.

ATLANTA GAS LIGHT COMPANY

THE RETEC GROUP, INC.

By: /s/ Kevin P Madden

By: /s/Michael D. Knupp

Name: Kevin P. Madden

Name:

Michael D. Knupp

Title: EVP (D & P OPS)

Title: President

AMENDED EXHIBIT 1

Scope of Services

Retec shall provide the following Services:

1)

General Recordkeeping and Documentation.  For all of the Sites (Groups A, B and C), Retec is to submit to AGLC the following reports/documents, except as otherwise directed by AGLC:

a)

Annual compilation of available information in the form of the “MGP Program Annual Budget,” which compilation shall include Retec’s Annual Budget and other available information prepared by AGLC or its consultants or contractors.

b)

Quarterly compilation of available cost estimates, probabilistic cost models or engineering cost estimate, as appropriate, for establishing forward-looking estimates of expected costs, including estimated monthly cash flows for the upcoming quarter, including such information prepared by AGLC or its consultants or contractors.

c)

Quarterly compilation of available information in the form of the “Quarterly Report” and “Presentation” to be submitted by AGLC to the PSC, including such information prepared by AGLC or its consultants or contractors, and will participate in meetings with or hearings before the PSC.

d)

Within 10 calendar days after the end of each calendar month a monthly compilation, incorporating available information prepared by AGLC or its consultants or contractors, detailing on a site-by-site basis (A) activities conducted during the prior calendar month; (B) activities planned to be conducted in the next calendar month; (C) compliance with, or any variations to, applicable schedules; (D) future activities or events that could impact the schedules or costs; (e) status of planned activities compared to accomplished activities; and (F) any other matter reasonably requested by AGLC.  The parties shall agree on a form for such monthly reports.

2)

Group A Sites. With respect to the following Sites:  Griffin, Macon #1, Rome, Savannah–AGLC Owned Property, Valdosta, and Waycross:

a)

Administrative and General:

i)

General.  Provide site management and coordination in consultation with AGLC or its designee for innovative, cost-effective, and timely cleanup of the Sites in accordance with all applicable Governmental Requirements and Orders and such direction as AGLC or its designee may provide.

ii)

Deadlines.  Meet all applicable deadlines established by AGLC, EPD and PSC, except as otherwise excused in Paragraph 4.1 of the Amended Agreement.  Where there is a risk of non-compliance with applicable deadlines, inform AGLC at the earliest possible point, and, in consultation with AGLC or its designee, develop actions and take all appropriate measures to overcome any impediments to meeting deadlines, and, if so directed, assist AGLC or its designee in communicating the appropriate facts and justifications to EPD and/or the PSC.

iii)

Subcontractors.  Identify appropriate remediation subcontractors or suppliers, prepare scopes of work, solicit proposals, evaluate responses, coordinate selection of subcontractors with AGLC, and notify AGLC of any principal or alliance subcontractors.

iv)

Stakeholders.  Identify key off-site entities with interests or concerns potentially affected by the MGP program, and develop measures to respond to these interests and concerns.  If so directed, assist in measures to respond to these interests or concerns.  Identify those persons for whose property AGLC must obtain access and, if so directed, make suitable and necessary arrangements.  Conduct all communications with stakeholders as called for in the communication plan, in consultation with AGLC.

v)

Claim Identification.  Where Retec becomes aware of claims or threatened claims of property damage or bodily injury, report that fact promptly to AGLC and assist AGLC counsel, if so directed, in evaluating and responding to such.

vi)

Cost Recovery.  Assist AGLC counsel, if so directed, in PRP cost recovery actions or negotiations, including providing documentation, testimony, and other support necessary to justify the work, expenses, and remediation decisions.

vii)

Documents.  By July 31, 2002, for the 2002-2003 contract year, for Savannah-AGLC Owned Property and Valdosta, submit Project Plans as described in Attachments A and B to Amended Exhibit 1 attached hereto. Thereafter, submit annual Project Plans for these sites 45 days prior to July 1, and update the Project Plans or any relevant portions thereof as appropriate or as directed by AGLC. Submit monthly reports tracking actual progress to date versus baselines established in the Project Plans.

viii)

Recordkeeping and Reporting.  Maintain all files and records as necessary, including those required for PSC audit and reporting purposes, for compliance with the National Contingency Plan ("NCP"), and as required under applicable rules and orders governing the cleanup of the Sites.

ix)

Regulatory Negotiations and Counseling.  Conduct all communications with regulatory agencies as called for in the communications plan, in consultation with AGLC.  If so directed, assist AGLC or its designee in negotiations with regulatory agencies.

x)

Site Closure.  Conduct all Site closure studies and prepare reports for AGLC’s review and approval, and obtain from EPD all necessary closure documentation, and other forms of regulatory finality.

xi)

Insurance.  If so directed, provide technical and engineering assistance relating to insurance coverage strategy for the Sites, such as coverage for additional remediation costs, regulatory reopeners, and third-party property damage and personal injury claims.

b)

Technical.

i)

Investigations.  Supervise/conduct remedial investigations and Site assessments, in consultation with AGLC or its designee.

ii)

Studies.  Supervise/conduct required research initiatives (such as natural attenuation, sediments, and wetlands), in consultation with AGLC or its designee.

iii)

Remedial Design.  Supervise/conduct the preparation of remedial designs, including the preparation of appropriate remedial design documents, in consultation with AGLC or its designee.

iv)

Remedial Action.  Unless as otherwise directed by AGLC, supervise cleanup activities performed by subcontractors, assuring that all remedial objectives have been attained and all remedial actions comply with all requirements established by governmental orders, regulations, statutes, or agreements.

v)

Technical Documentation.  Prepare all reports, notices, and other documentation for review and approval by AGLC for submittal to EPD necessary under applicable rules or orders, or as otherwise appropriate.

3)

Group B Sites.  For the following Sites:  Athens, Macon #2, Brunswick, Sanford, St. Augustine, and Orlando:

a)

Administrative and General.

i)

Representation.  Act as the technical or management representative of AGLC, in consultation with AGLC.  If so directed by AGLC, assist an AGLC representative in such a role. Take such actions as are necessary and appropriate to encourage innovative, cost-effective, and timely cleanups of the Sites.

ii)

Coordination.  Represent AGLC's interests regarding selection of subcontractors, preparation of scopes of work, evaluation of proposals, and other tasks, represent AGLC's interests in the identification of off-site stakeholders and the development of measures to address the interests or concerns of such stakeholders, represent AGLC's interests in the technical review of reports and communications with the regulatory agencies.  All the foregoing activities are to be performed in consultation with AGLC.

iii)

Cost Allocation.  If so directed by AGLC, assist AGLC counsel in the development of information necessary for cost allocation negotiations.

iv)

Recordkeeping.  Maintain all files and records including those required for PSC audit, reporting purposes for compliance with the NCP, and as required under applicable rules and orders governing the cleanup of the Sites.

v)

Regulatory Negotiations and Counseling.  To the extent negotiations involving regulatory agencies require or would be aided by technical participation, represent AGLC and assist in presenting technical issues to the regulatory agencies, in consultation with AGLC.

vi)

Insurance.  If so directed, provide technical and engineering assistance relating to insurance coverage strategy for the Sites, such as coverage for risks of additional remediation costs, regulatory reopeners, and third-party property damage and personal injury claims.

b)

Technical.

i)

Studies, Assessments, and Plans.  Review recommendations for studies or assessments for investigation or cleanup of the Sites, represent AGLC's interests in the conduct of such studies and assessments and the conduct of required research, and represent AGLC's interests in the preparation of any Corrective Action Plans or other remedial action proposals.  All the foregoing studies, assessments and plans are to be performed in consultation with AGLC.

ii)

Remedial Design and Action.  Represent AGLC's interests in the review and supervision of all remedial design activities and the conduct of all remedial actions, in consultation with AGLC.

iii)

Documentation.  Review or arrange for the review of reports, scopes of work, and other documentation prepared in the course of such studies or assessments, in consultation with AGLC.

3)

Group C Sites.  For Augusta and Savannah Non-AGLC Owned Properties, provide technical and engineering consulting services if so directed by AGLC.  Retec shall maintain all files and records including those as required for PSC audit and reporting purposes, as necessary for compliance with the NCP, and as required under applicable rules and orders governing the cleanup of the Sites.  If so directed, Retec shall provide technical and engineering assistance relating to insurance coverage strategy for the Sites, such as coverage for the risks of additional remediation costs, regulatory reopeners, and third-party property damage and personal injury claims.

ATLLIB01 1359200.12

ATTACHMENT A
to AMENDED EXHIBIT 1

The following written documents (“Project Plans”) will be created and implemented by Retec for Valdosta and Savannah AGLC-owned property:

1.

Scope statement, which includes the project objectives and the project deliverables.

2.

Fully resourced and baselined work breakdown structure to the level at which control will be exercised.

3.

Cost estimates, schedules, start and finish dates, and responsibility assignments for each deliverable.

4.

Performance measurement baseline for technical scope, schedule, and cost.

5.

Major milestones and target dates for each.

6.

Key or required staff and their expected cost and/or effort.

ATLLIB01 1359200.12

ATTACHMENT B
to AMENDED EXHIBIT 1

In addition to the items set forth on Attachment A, create and implement the following written documentation for Valdosta and Savannah AGLC-owned property:

1.

Description of project strategy.

2.

Risk management plan, including key risks, constraints and assumptions, and planned expenses and contingences.

3.

Management Plans for each of the following:

•

Scope

•

Schedules

•

Cost

•

Quality

•

Staffing

•

Communication

•

Risk response

•

Procurement

•

Open issues and pending decisions

*

ATLLIB01 1359200.12

AMENDED EXHIBIT 2

List of Sites

Group A Sites  (Georgia)

Griffin

Macon #1

Rome

Savannah – AGLC Owned Property

Valdosta

Waycross

Group B Sites (Georgia and Florida)

Athens

Brunswick

Macon #2

Orlando

Sanford

St. Augustine

Group C Sites (Georgia)

Augusta

Savannah – Non-AGLC Owned Property

ATLLIB01 1359200.12

AMENDED EXHIBIT 3

Award Fee Evaluation

Evaluation of Retec’s performance for the quarterly AF award will be made according to the following considerations:

Evaluation AF Restoration	Submarginal 0.0	Marginal 0.25	Good 0.75	Very Good 1.00	Excellent 1.5
#1 – Understands Community Wants & Needs W1	Usually not aware of community sensitivities or issues	Sometimes misjudges priority of community needs or protocols	Understands and anticipates key community issues	Consistently anticipates community issues	Considered a valued resource for community awareness by AGLC
#2 – Understands Site Needs and Requirements W2	Often seems to place higher priority on own needs	Sometimes imposes a burden without alternate solutions	Usually carries out work assignments with concern about user needs	Executes work and activities without noticeable burden or impact	Consistently finds ways to anticipate needs and maintain high satisfaction
#3 – Communications With Stakeholders W3	Generally cannot depend upon representative dealing with AGLC customer w/o help	Provides technical support to external customers with AGLC present	Can be counted on to articulately deliver the AGLC view with AGLC guidance	Dependable to communicate on AGLC’s behalf with-out guidance	Often used to represent AGLC in discussions with Agencies and community
#4 – Contingencies & Risk Management W4	Rarely contributes beyond operational & short term	Sometimes provides tactical insight	Usually provides tactical suggestions and assistance	Frequently provides tactical suggestions and strategic guidance	Consistently provides tactical and strategic views and leadership
#5 – Communication (Internal) W5	Never communicates or only during crisis. No Communication Plan exists	Communicates sporadically or on irregular basis	Communication Plan includes all stake- holders, customers and suppliers	Holds routine information reviews & advance info to all affected parties	Communicates well in advance and advises status routinely to all affected parties
#6 – Resource Utilization & Management W6	Poor planning, lacks scope knowledge, too many people	Reasonable estimates and budgets; advises of cost and schedule problems	Team resources are well deployed at critical project mile-stones	Innovative techniques in scheduling and resource planning	Clearly a leader and innovator
#7 – Engineering Competence W7	Often need to correct deliverables; work products not arranged in suitable order	Sometimes need to correct inappropriate language and reorganize or delete material	Deliverables are accurate-lee done, sometimes can be fashioned in a more logical fashion	Deliverables are accurate and well organized, displays excellent knowledge of requirement	Work products are done with absolute accuracy; improvement suggestions are seldom needed
#8 – Documentation & Reporting (as set forth on Attachment B to Amended Exhibit 1) W8	Is brief and leaves items unresolved	Provided but lacks analysis of data	Sufficient information is provided	Complete with notes and explanations	Highest caliber, improvements or suggestions rarely needed
#9 – Program Analyses are Informative and Accurate W9	Too technical and hard to understand	Well communicated but not thorough	Effectively communicate MGP program status	Routinely shows excellent insight	Held up as example

The weighting factors for each area of evaluation will be established at the conclusion of each quarter, depending on the exigencies that arose and the directions given by AGLC to Retec during that quarter. Based upon these weighting factors, the AGLC and Retec Executive Sponsors will calculate a weighted average AF for that quarter, which will be accumulated for annual payment of the AF.

Example:

If the following performance scores and weights were established at the end of a quarter:

#1: Community understanding:	Score = 1.0,	W1 = 0.05
#2: Site understanding:	Score = 1.0,	W2 = 0.15
#3: Stakeholder communications:	Score = 0.75;	W3 = 0.1
#4: Risk Management:	Score = 0.25;	W4 = 0.1
#5: Internal communication:	Score = 1.0;	W5 = 0.05
#6: Resource utilization:	Score = 0.75;	W6 = 0.05
#7: Engineering competence:	Score = 1.5;	W7 = 0.4
#8: Documentation & Reporting:	Score = 1.0;	W8 = 0.1

Then the weighted average AF Restoration score would be:

	1.00 x 0.05	= 0.05
+	1.00 x 0.15	= 0.15
+	0.75 x 0.10	= 0.075
+	0.25 x 0.10	= 0.025
+	1.00 x 0.05	= 0.05
+	0.75 x 0.05	= 0.0375
+	1.50 x 0.40	= 0.60
+	1.00 x 0.10	= 0.10

	TOTAL	= 1.085

Therefore, the quarterly AF award suggested by this calculation would be 108.5% of the Discount Withholding.

The Parties understand and agree that the assignment of performance "scores" and the assignment of weighting factors to those scores, for purposes of calculating a weighted average AF, is for informational purposes only, and is not binding in any way on the AGLC Executive Sponsor, whose decision as to the AF is a matter of the AGLC Executive Sponsor’s sole discretion.

ATLLIB01 1359200.12

AMENDED EXHIBIT 4

Categories of Cost Definitions

1.

Salaries and Wages

Direct Labor cost specifically the actual wages and salaries exclusive of any bonus or fringe benefits paid to Retec employees directly engaged in the performance of Services described in this Amended Agreement.

2.

Applied Overhead Rate

The rate applied to Direct Labor for the cost of all Retec overhead and G&A costs as audited by the Gas Research Institute for use as a forward pricing rate and actual final audited rates to be applied to existing costs incurred for adjustment to actual overhead costs incurred.

3.

Supplies and Materials

The actual costs including transportation and applicable taxes of all site and office supplies and materials purchased and consumed directly in the performance of Services described in this Amended Agreement, plus, if consistent with Retec policy, a markup not to exceed 10%.

4.

Subcontractors

The actual cost paid by Retec to subcontractors and consultants for work performed in relation to the Services described in this Amended Agreement.  Amounts are exclusive of any markup or processing fee.

5.

Rentals and Leases

The actual rental fees for all necessary machinery and equipment, either owned by Retec or obtained from a third-party vendor for use on Sites, plus a markup on machinery and equipment from third-party vendors not to exceed 10%.  Such charges for Retec-owned machinery and equipment shall be at competitive prices prevailing for similar use in the site-specific areas that would be charged by a third-party vendor.

6.

Utilities

The actual cost of all electric, telephone, water, gas, sewer, and heating oil for operations at the Sites, late fees or processing costs excluded, plus a markup not to exceed 10%.

7.

Travel, Transportation and Living Expenses

The actual costs reasonably incurred by Retec for travel, transportation and living expenses of its personnel in connection with performance of the Services, plus a markup not to exceed 10%.

8.

Miscellaneous Expenses

Actual costs paid by Retec on behalf of AGLC for all other items or services used or consumed directly in the performance of Services described in this Amended Agreement, plus, if consistent with Retec policy, a markup not to exceed 10%.

9.

General

Anything herein to the contrary notwithstanding, nothing in this Amended Agreement shall permit any actual cost or expense incurred by Retec to be recovered more than once.

ATLLIB01 1359200.12

AMENDED EXHIBIT 5

Retec’s Standard Rates

Retec represents and warrants that the rates below are Retec’s standard published labor rates for 2002 for Environmental Management Services discounted by 10% and that these will remain in effect through January 1, 2005.

Category	Title	Hourly Billing Rate
S-1	Administrative-1	[****]
S-2	Administrative-2	[****]
S-3	Administrative-3 Project Consultant-1	[****]
S-4	Project Consultant-2, Software Developer-1	[****]
S-5	Project Consultant-3, Software Developer-2 Project Manager-1	[****]
S-6	Project Consultant-4, Software Developer-3 Project Manager-2	[****]
S-7	Sr. Project Consultant-1, Software Developer-4 Sr. Project Manager-1	[****]
S-8	Sr. Project Consultant-2 Sr. Project Manager-2	[****]
S-9	Principal Consultant Program Manager	[****]
S-10	Managing Consultant Sr. Program Manager	[****]
S-11	Executive Consultant	[****]

Hourly rates shown above are fully loaded, including fringe benefits, overhead and fee.  These rates are applicable to all technical and administrative support efforts (including secretarial and temporary contract labor performed directly for the client).  Hours billed to projects will include reasonable time for local and/or intercity travel.  No more than eight (8) hours of travel will be charged per day.  Overtime hours will be billed at the above rates.  Rates for individuals may be adjusted during the term of the contract from one rate category to another based upon such individuals’ normal merit and promotional salary increases.  It is Retec’s policy not to charge a

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

ATLLIB01 1359200.12

markup for facsimile and reproduction costs, Retec equipment, special fees/permits/insurance, or access charges.

Charges for specialized IT computer usage and plotting will appear as “Specialized IT Services” on invoices.  CAD and graphics equipment usage will be charged at $8.00/hour.  ArcInfo usage will be billed at $18.00/hour.  All other specialized IT computer usage will be billed at $8.00/hour.  Plots will be billed according to size in addition to computer usage.

AMENDED EXHIBIT 6

Approved Subcontractors

[****]

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

AMENDED EXHIBIT 7

Sample Subcontractor Agreements

[attached hereto]

ThermoRetec Consulting Corporation

MASTER SUBCONTRACT SERVICES AGREEMENT

THIS AGREEMENT is made this ____ day of _________, ______ by and between:

ThermoRetec Consulting Corporation

9 Damonmill Square, Suite 3-A

Concord, MA 01742-2851

(hereinafter called "ThermoRetec"), and

(hereinafter called "Subcontractor")

WITNESSETH:

ARTICLE 1 - TERM.  This agreement is effective from __________ to _________.  The term of this Agreement may be extended by the mutual agreement of the parties.

ARTICLE 2 - SCOPE OF SERVICES.  The Scope of Services is hereinafter referred to as the "Work".  Subcontractor shall provide qualified personnel to perform services generally in the area of ___________________ services. Individual tasks will be authorized by written Work Orders (Attachment 1) issued by ThermoRetec from time to time and accepted in writing by Subcontractor.

Each Work Order hereunder shall refer to this Agreement, shall be governed by the terms and provisions hereof, and shall indicate the scope of and include any required data or specifications for the Work to be performed pursuant thereto. Subcontractor shall not proceed with any phase of any work prior to the receipt of a written order describing such work and subcontractor's written acceptance of such order. Each Work Order will contain a price which will not be exceeded without a written change to the Work Order. No other terms not specifically noted in this Agreement will apply.

In the event of conflict among documents pertaining to the Work, the order of priority shall be:  (1) This Agreement; (2) ThermoRetec Work Order; (3) Written Work Order Change; (4) Request for Quotation; (5) ThermoRetec Specifications; (6) ThermoRetec Drawings.

ARTICLE 3 - INTENT.  ThermoRetec and its Client desire to complete the Work in an economical mariner consistent with the Scope of Services. Subcontractor, recognizing the trust and confidence established with ThermoRetec by virtue of this Agreement, agrees to use its best efforts in furnishing skill and judgment in the scheduling and execution of the Work consistent with the interests of ThermoRetec and in accordance with its requests and approvals.

ARTICLE 4 - INVOICING AND PAYMENT.  ThermoRetec shall pay Subcontractor for services rendered in accordance with Subcontractor's quoted price list dated _________________, which is attached and made a part hereof as Attachment II.  The following procedures will be used in making reimbursements under this Agreement:

(a)

No less than once per month during the progress of the Work, Subcontractor shall provide a separate invoice to ThermoRetec for each Work Order issued under this Agreement for all costs incurred by the Subcontractor during the period covered by the invoice. Invoices will show a breakdown of the work performed, broken down by the cost basis noted in each work order. Invoices for orders performed on a Time and Material (T&M) cost plus basis must be supported with copies of daily time cards and copies of receipts for all materials and travel expenses. Each invoice will show the Master Services date, Work Order No., Work Order date, Work Order amount, balance of funds remaining on the Work Order, ThermoRetec's Project No., and the name of ThermoRetec's Representative named on the Work Order. Description of services provided should document site location and detail scope of work.

Subcontractor will submit original invoice and one copy to the Work Order Representative.

(b)

Properly supported and approved invoices are due and payable to the Subcontractor within five (5) working days of ThermoRetec's reimbursement by its client but in no event more than sixty-five (65) days from the date of receipt by ThermoRetec's Accounts Payable department. In order to expedite payment, Subcontractor should submit invoices no later than the end of the third week of each month.

(c)

For any work performed on a Time and Materials basis, Subcontractor shall maintain accurate accounting records of all reimbursable costs paid or incurred by Subcontractor in connection with the Work and shall permit ThermoRetec to have access during regular business hours to all records, account books, vouchers, invoices, and payroll related to the cost of the Work. In the event ThermoRetec desires to perform an audit of Subcontractor's cost records, it shall be completed within one (1) year after the final billing is presented to ThermoRetec.

(d)

For Work Orders performed on a Lump Sum, Fixed Price basis, or Unit Price basis, ThermoRetec's audit rights under 4(c) above do not apply.

(e)

At ThermoRetec's request, Subcontractor shall furnish evidence, satisfactory to ThermoRetec, that all labor and materials furnished during the period covered by each invoice have been paid for in full and that the Work is not subject to liens or claims on account thereof. ThermoRetec may withhold payment of invoices until Subcontractor furnishes such evidence.

Any Work performed under this Agreement which require progress payments may be subject to a ten percent (10%) retainage.  The final retention invoice shall be submitted for payment after completion and final acceptance of the Work by ThermoRetec. Payment for retained amounts is due 30 days from receipt by ThermoRetec's Subcontract Department of an approved invoice.

Subcontractor must submit proper Insurance Certificates (Attachment III) and IRS Form W-9, Attachment IV before any payment will be made by ThermoRetec under this Agreement.

ARTICLE 5 - COMPLIANCE WITH LAWS.  Subcontractor agrees to comply with all applicable local, state and federal laws and regulations pertaining to the Work under this Agreement.

ARTICLE 6 - INDEPENDENT CONTRACTOR.  The relationship of Subcontractor to ThermoRetec shall be that of an Independent Contractor.

ARTICLE 7 - TERMINATION.  This Agreement shall continue in force for the term specified in Article 1; provided, however, that ThermoRetec shall have the right to terminate this Agreement pursuant to the provisions of this Article hereunder.

(a)

ThermoRetec and Client shall have the right at any time, with or without cause, to terminate further performance of the Work by written notice to Subcontractor specifying the date of termination.

(b)

This Agreement may be terminated by ThermoRetec in whole or in part in writing in the event of a default consisting of substantial failure by the Subcontractor to fulfill its obligations under this Agreement through no fault of ThermoRetec, provided, that no such termination may be effected unless the Subcontractor is given written notice of default and a reasonable opportunity to cure the default.

(c)

If termination is effected under 7(a) above for ThermoRetec's or Client's convenience, and Subcontractor is not in default, ThermoRetec will pay Subcontractor all reimbursable costs which are due as of the effective date of termination, and in addition, those reimbursable costs incurred in good faith by Subcontractor after the effective date of termination in connection with (1) demobilization of equipment and personnel and (2) any necessary subcontract and/or vendor settlements.

(d)

Upon receipt of termination notice pursuant to Paragraphs 7(a) or 7(b) above, Subcontractor shall (1) promptly discontinue all Work affected (unless the notice directs otherwise), and (2) deliver to ThermoRetec all data, drawings, specifications, reports, summaries, and such other information and materials as may have been accumulated by Subcontractor in performing the Work, whether completed or in process, with the exception of one record copy of such information which shall be kept by Subcontractor.

(e)

The rights and remedies of ThermoRetec and Subcontractor provided in this Article are in addition to any other rights and remedies provided by law or under this Agreement.

ARTICLE 8 - NOTICES.  The ThermoRetec Representative named in each Work Order shall receive all communication related to the Work Order and shall be available as necessary for issuing Work Orders, Change Orders, inspecting and approving the Work, and for approving invoices and other records of the Subcontractor. ThermoRetec's Representative may delegate his/her work and authority to others as desired, confirming such action in writing to Subcontractor.

ThermoRetec's address for legal notices is:

Name:

Charlotte E. Lawson, Corporate Contracts Administrator

Company Name:

ThermoRetec Consulting Corporation

Address:

9 Damonmill Square, Suite 3-A

Concord, MA  01742-2851

Telephone No.:

978-371-1422

FAX:

978-369-9279

Subcontractor's Representative shall be available for conferring with, receiving requests, and taking communications from ThermoRetec. Subcontractor's Representative may delegate his/her authority to others within Subcontractor's organization as he/she desires, confirming such action in writing to ThermoRetec, prior to delegation of said authority. Subcontractor's Representative and address for notices and communications is:

Name:

Company Name:

Address:

Telephone No.:

Fax No.:

ARTICLE 9 - ACCESS TO THE WORK.  ThermoRetec and ThermoRetec's Client shall have access at all reasonable times to all Work done and product made by or for Subcontractor pursuant to any Work Order hereunder and such Work and product shall be the property of ThermoRetec at all times. Subcontractor shall turn over to ThermoRetec all such Work done and product made upon timely request by ThermoRetec during the progress of the Work or at the expiration or termination of the Work to be performed under any Order hereunder.

ARTICLE 10 - CONFIDENTIALITY.  Subcontractor will, for the duration of this Agreement and for a period of five (5) years thereafter, retain in confidence all technical and business information designated in writing as "CONFIDENTIAL" and disclosed by ThermoRetec to Subcontractor except:

(a)

ThermoRetec's and/or ThermoRetec's Client's technical and business information previously known to Subcontractor; or

(b)

ThermoRetec's and/or ThermoRetec's Client's technical and business information which becomes known to Subcontractor through legal means; or

(c)

ThermoRetec's and/or ThermoRetec's Client's technical and business information which is public knowledge or subsequently becomes public knowledge through no fault of Subcontractor and without breach of this Agreement.

Neither party shall be liable for the inadvertent or accidental disclosure of such information, if such disclosure occurs, despite the exercise of the same degree of care as such party normally takes to preserve and safeguard its own confidential information.

ARTICLE 11 - LIABILITY, INDEMNIFICATION AND INSURANCE.  Subcontractor agrees to indemnify, save and keep harmless ThermoRetec and ThermoRetec's Client from and against any and all loss, damage, cost, charges or expenses or claims for same which ThermoRetec or ThermoRetec's Client may suffer or sustain or be in any way subjected to on account of injury to or death of any person or damage to or loss of property arising out of the negligent performance of this Agreement by Subcontractor, its servants, employees, agents or representatives.

Subcontractor agrees to indemnify, hold harmless, protect and defend ThermoRetec, its successors or assigns, its clients and the user of Subcontractor's goods and services against all suits and from all claims, demands, judgment, costs and attorney's fees for actual or alleged infringement of letters patent, trademarks and copyrights in connection with goods and services supplied hereunder, provided that they are used as normally intended and are not made to ThermoRetec's own specifications.

Subcontractor agrees to provide and maintain at its own expense, insurance coverage until the Work is completed and accepted by ThermoRetec and to furnish certificates (Attachment III) from its insurance carrier, showing that Subcontractor carries insurance in the following minimum limits:

(a)

Worker's Compensation, including coverage under United States Longshoremen's and Harbor Worker's Act where applicable, at the statutory limits for the state or states in which the work is to be performed. Employer's Liability insurance in the amount of $500,000.

(b)

Comprehensive General Public Liability insurance in the amount of $1,000,000 combined single limit for bodily injury and property damage, including product liability, completed operations, contractual liability and, where applicable, coverage for damage caused by blasting, collapse or structural injury and/or damage to underground utilities.

(c)

Automobile Public Liability in the amount of $1,000,000 per occurrence for bodily injury and property damage, including non-owned automobiles.

All such policies shall be in form and with insurance carriers acceptable to ThermoRetec. Subcontractor will cause ThermoRetec to be designated as additional insured under such policy. Subcontractor must provide ThermoRetec with thirty (30) days prior written notice of cancellation before cancellation of any policy will be effective.

ARTICLE 12 - FORCE MAJEURE.  Either party shall be excused from performance of its obligations under this Agreement, other than payment of monies when due, in the event and to the extent that such performance is delayed or prevented by any cause or event beyond the reasonable control of such party including, but not limited to, any act of God or of the public enemy, war, insurrection, riot, civil disturbances, labor dispute, fire, flood, washouts, storms, landslides, explosion, any embargo, or any act or order of any military or civil authority, including courts. Within a reasonable period of time after a party determines that an event of force majeure exists which delays or prevents the performance of its obligations under this Agreement, such party shall give the other party notice thereof, and such party shall use all reasonable efforts to eliminate such event in so far as possible with a minimum of delay. Nothing herein contained shall require such party to submit to what it considers to be unreasonable conditions or restrictions.

ARTICLE 13 - SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party may assign its interests herein (unless the assignee assumes in writing assignor's obligations hereunder) without the prior written consent of the party, which consent will not be unreasonably withheld. No assignment shall operate to relieve the assignor of its obligation under this Agreement.

ARTICLE 14 - HEALTH & SAFETY.  As the prime contractor, ThermoRetec will be responsible for supplying copies of the Project Specific Health & Safety Plan ("Plan") to the Subcontractor prior to the initiation of any work activities at a Project site. The Plan will establish the health and safety protocols to be observed by all Subcontractor personnel assigned to the project.

Subcontractor's personnel will review the Plan with the designated Health & Safety Coordinator prior to beginning any work on a Work Order. It is the responsibility of the Subcontractor's personnel to abide by the requirements of the Plan or take exception in writing prior to initiation of the Work. Failure to abide by the requirements of the Plan may result in immediate dismissal of Subcontractor Personnel from the job site and the termination of this Agreement.

Before Subcontractor's personnel are allowed on the job, Subcontractor must furnish proper documentation to the ThermoRetec representative of any required OSHA Training, Drug Testing, Medical Surveillance and Respirator Fit-Testing for all Subcontractor personnel on the job.

Rev. 02/11/99

ATLLIB01  859273.5

ARTICLE 15 - APPLICABLE LAW.  The validity, interpretation and performance of these terms and conditions shall be governed by the laws of the Commonwealth of Massachusetts.

ARTICLE 16 - ATTACHMENTS.  The following Attachments hereby become a part of this Agreement:

Attachment I - Sample Work Order Form

Attachment II - Subcontractor's Price Quote

Attachment III- Subcontractor's Certificate of Insurance

Attachment IV- Subcontractor's IRS Form W-9

Rev. 02/11/99

ATLLIB01  859273.5

IN WITNESS WHEREOF, the parties have caused these presents to be executed on the date first hereinabove written.

ThermoRetec Consulting Corporation

by:

by:

Charlotte E. Lawson

Name

Corporate Contracts Administrator

Title

Title

Date:

Date:

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT I

WORK ORDER

Project No.:________________________

Work Order No.:________________________________

ThermoRetec Representative:_________________/ThermoRetec Project Assistant (A/P)

Address:

Address:

Phone:

FAX:

In accordance with the Subcontract Agreement between Subcontractor and ThermoRetec dated _______________, this Work Order describes the Scope of Services, Time Schedule, and Price and Payment Terms for the Project known as:

Scope of Services:

Time Schedule:

All work to be completed

Price Not To Exceed:

Total costs not to exceed . . . . . . . . . . . . . . . . . .

$

QA/QC Criteria/Health & Safety Requirements:

Acceptance of the terms of this Work Order is acknowledged by the following signatures of the Authorized Representatives of the parties to the Agreement. This Work Order consists of this document and any supplemental pages attached and referenced hereto.

Approval and Acceptance:

ThermoRetec Consulting Corporation

Signature

Signature

Name

Name

Date

Date

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT III

CERTIFICATE OF INSURANCE

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT IV

W-9

PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

Name of Subcontractor As Shown on Federal Account

Address

City, State, Zip Code

Taxpayer Identification Number (TIN)

Employer ID Number

OR

Social Security Number

Please check appropriate box:

Individual/Sole Proprietor

Corporation

Partnership

Other:

CERTIFICATION

Under the penalties of perjury, I certify the information provided on this form is true, correct and complete.

Signature

Date

Please check, if this applies to your Company.

Minority-Owned Business Enterprises

____

Women-Owned Business Enterprises

____

Rev. 02/11/99

ATLLIB01  859273.5

ThermoRetec Consulting Corporation

SUBCONTRACT AGREEMENT FOR HAZARDOUS WASTE TRANSPORT

For the benefit of Atlanta Gas Light Company

THIS AGREEMENT is made this ____ day of ______________________, _____ by and between:

ThermoRetec Consulting Corporation

9 Damonmill Square, Suite 3-A

Concord, MA 01742-2851

(hereinafter called "ThermoRetec"),

Owner's Name & Address

______________________________

______________________________

(hereinafter called "Owner"), and

Subcontractor's Name & Address

___________________________

___________________________

(hereinafter called "Subcontractor")

WITNESSETH:

ARTICLE 1 - TERM. This contract is effective from ___________________ to _______________________.

ARTICLE 2 - SCOPE OF SERVICES. Hereinafter referred to as the "Work".  The parties understand and agree that the Work is being performed for the benefit of Atlanta Gas Light Company (the “Owner”), whom the parties intend to be a third party beneficiary of this Agreement.  Individual tasks will be authorized by written Work Orders (Attachment I) issued from time to time by ThermoRetec and accepted in writing by Subcontractor.  Each Work Order shall include a description of Owner's wastes to be disposed of on the necessary waste approval forms, signed by or on behalf of the Owner and submitted by ThermoRetec on behalf of the Owners which includes a description of each waste stream's chemical components, and the percentage composition of each such component, or the relative mix thereof.  It is understood and agreed that Subcontractor shall base its testing, evaluation, and service procedures on the waste description provided by ThermoRetec.

Each work order hereunder shall refer to this Agreement, shall be governed by the terms and provisions hereof, and shall indicate the scope of and include any required data or specifications for the Work to be performed pursuant thereto.  Subcontractor shall not proceed with any phase of any work prior to the receipt of a written order describing such work and its written acceptance of such order.  No other terms not specifically noted in this Agreement will apply.

ARTICLE 3 - SUBCONTRACTOR’S REPRESENTATIONS AND WARRANTIES.

(a)

Representations.  Subcontractor makes the following representations:

(1)

Subcontractor understands and acknowledges that the Work performed hereunder may involve hazardous or toxic substances, wastes and laws, regulations and government agency policy and guidance documents related thereto.  Subcontractor hereby represents that it is a qualified firm, duly licensed as required under applicable laws, regulations and ordinances and having the ability, skill and resources necessary to perform the Work.  Subcontractor warrants that the Work performed hereunder will be in a thorough, efficient, and workmanlike manner, promptly and with due diligence and care, and in accordance with that standard of care and skill ordinarily exercised by members of the profession doing similar work.  Subcontractor shall perform the Work with that degree of skill and judgment which is customarily exercised in Subcontractor’s industry by recognized professional consulting firms with respect to services of a similar or like nature.

(2)

Subcontractor shall perform the Work in compliance with applicable federal, state, and local laws, ordinances, and regulations.

(3)

Subcontractor represents that it has, or will secure at its own expense, all qualified personnel required in its performance of the services described in this Agreement.  Subcontractor shall be responsible for supervision and direction of the performance of services by Subcontractor’s employees.  Subcontractor shall notify ThermoRetec in writing and receive ThermoRetec’s approval of any sub-subcontractor that shall be utilized.  ThermoRetec and Owner reserve the right to review the qualifications of any individuals assigned by Subcontractor to carry out the Work and the right to reject those which are not in their reasonable opinion qualified.  This in no way relieves Subcontractor of the obligation to select and assign qualified personnel to provide these services or of the liability incurred therefrom.

(b)

Subcontractor warrants that:

(1)

Subcontractor acknowledges and understands the currently known hazards which are presented to persons, property and the environment in the handling of hazardous and non-hazardous wastes;

(2)

Subcontractor shall perform all work in a safe, efficient, and lawful manner using industry-accepted practices;

(3)

Subcontractor has the capability of performing the work as set out in the Scope of Work;

(4)

Subcontractor shall comply with all requirements of federal, state and local laws, rules, regulations and ordinances applicable to the services to be performed, and;

(5)

Containers supplied by Subcontractor shall be in conformance with any and all applicable U.S. Department of Transportation (DOT) and U.S. Environmental Protection Agency (EPA) regulations and the provisions of all other applicable laws, rules, regulations and orders insofar as is required for waste meeting the waste descriptions applicable to the waste intended to be placed therein.

ARTICLE 4 - THERMORETEC WARRANTIES.

ThermoRetec warrants that:

(a)

The waste delivered to Subcontractor will meet the waste description thereto in all material respects.

(b)

The Owner holds clear title to all waste to be transferred hereunder and is under no legal restraint or order which would prohibit transfer of possession or title to such material to Subcontractor or the servicing of such materials by Subcontractor.  In addition, in accepting and loading the waste into the Subcontractor's equipment, the Subcontractor is assuming the responsibility of owner of the waste.

(c)

If regulations promulgated or revised under Section 3001 of the RCRA act of 1976 (PL. 94-580) identify the waste as "hazardous waste" either by characteristics or listing, the ThermoRetec/Owner, prior to tendering any waste to Subcontractor, has filed or will file with the appropriate governmental agency any and all notifications required by Section 3010 of the above act.

ARTICLE 5 - INVOICING AND PAYMENT.  ThermoRetec shall pay Subcontractor for services rendered in accordance with Subcontractor's quoted price to be negotiated on a per job basis, which will be attached to any Work Orders issued under this Subcontract Agreement.  The following procedures will be used in making reimbursements under this Agreement:

(a)  No less than once per month during the progress of the Work, Subcontractor shall  provide a separate invoices to ThermoRetec for each Work Order issued under this Agreement for all costs incurred by the Subcontractor during the period covered by the invoice.  Invoices will show a breakdown of the work performed, broken down by the cost basis noted in each work order.  Invoices for orders performed on a T&M basis must be supported with copies of daily time cards and receipts for all materials & travel expenses.  Each invoice will show the Master Services date, Work Order No., Work Order date, Work Order amount, balance of funds remaining on the Work Order, ThermoRetec's Project No., and the name of ThermoRetec's Representative named on the Work Order.  Description of services provided should document site location and detail scope of work.

Subcontractor will submit original invoice and one copy to the Work Order Representative.

(b)  Properly supported and approved invoices are due and payable to the Subcontractor within five (5) working days of ThermoRetec's reimbursement by Owner but in no event more than sixty-five (65) days from the date of receipt by ThermoRetec's Accounts Payable department.   In order to expedite payment, Subcontractor should submit invoices no later than the end of the third week of each month.

(c)  For any work performed on a Time & Materials basis, Subcontractor shall maintain accurate accounting records of all reimbursable costs paid or incurred by Subcontractor in connection with the Work and shall permit ThermoRetec and Owner to have access during regular business hours to all records, account books, vouchers, invoices, and payroll related to the cost of the Work.  In the event ThermoRetec or Owner desires to perform an audit of Subcontractor's cost records, it shall be completed within one (1) year after the final billing is presented to ThermoRetec.

(d)  For Work Orders performed on a Lump Sum, or Fixed Price basis,  ThermoRetec's audit rights under 4(c) above do not apply.

(e)  At ThermoRetec's request, Subcontractor shall furnish evidence, satisfactory to ThermoRetec, that all labor and materials furnished during the period covered by each invoice have been paid and that the Work is not subject to liens or claims on account thereof.  ThermoRetec may withhold payment of invoices until Subcontractor furnishes such evidence.

Any Work performed under this Agreement which requires progress payments may be subject to a ten percent (10%) retainage.  The final retention invoice shall be submitted for payment after completion and final acceptance of the Work by ThermoRetec.  Payment is due 30 days from receipt by ThermoRetec's subcontract department of an approved invoice.

Subcontractor must submit IRS Form W-9, Attachment II before any payment will be made by ThermoRetec.

(f)

To the extent Subcontractor engages subcontractors to perform the Work, as a condition of payment of any monthly invoice reflecting final payment by Subcontractor to such subcontractors, Subcontractor shall furnish a general release of all claims and final lien waivers from such subcontractor to Owner, upon written request by ThermoRetec or Owner, in such form and substance as is reasonably acceptable to Owner.

ARTICLE 6 - COMPLIANCE WITH LAWS.  Subcontractor agrees to comply with all applicable local, state and federal laws and regulations pertaining to the Work under this Agreement.

Subcontractor warrants that it has, or will secure by the time the project commences, all permits or approvals which are required of Subcontractor for the services to be performed which are the subject of any purchase order.  Subcontractor shall furnish to the Consultant, upon request, copies of all such permits and approvals.

Subcontractor shall give ThermoRetec oral notice followed with written notice, of the modification, revocation or cancellation of, or decision not to renew, any permit or approval necessary for the services to be performed.

If any change occurs with respect to any laws, rules, regulations or ordinances materially applicable to the rights or obligations contained in the Agreement, either party shall have option to immediately terminate this Agreement or to have the terms of this Agreement renegotiated to bring this Agreement and the respective obligations or rights of the parties into compliance with such change or changes.

ARTICLE 7 - INDEPENDENT CONTRACTOR.  Subcontractor is, and shall perform this Agreement as an independent contractor, and as such, shall have and maintain complete control over all of its employees and operations.  Neither Subcontractor nor anyone employed by it shall be, represent, act, purport to act, or be deemed to be the agent, representative, employee or servant of ThermoRetec or Owner.

ARTICLE 8 - TERMINATION.  This Agreement shall continue in force until completion of the Work; provided, however, that ThermoRetec shall have the right to terminate this Agreement pursuant to the provisions of this Article hereunder.

(a)  ThermoRetec and Owner shall have the right at any time, with or without cause, to terminate further performance of the Work by written notice to Subcontractor specifying the date of termination.

(b)  This Agreement may be terminated by ThermoRetec or Owner in whole or in part in writing in the event of a default consisting of substantial failure by the Subcontractor to fulfill its obligations under this Agreement through no fault of ThermoRetec.

(c)  If termination is effected under (a) above for ThermoRetec's or Owner's convenience, and Subcontractor is not in default, ThermoRetec will pay Subcontractor all reimbursable costs which are due as of the effective date of termination, and in addition, those reimbursable costs incurred in good faith by Subcontractor after the effective date of termination in connection with (1) demobilization of equipment and personnel and (2) any necessary subcontract and/or vendor settlements.

(d)  Upon receipt of termination notice pursuant to Paragraphs 7(a) or 7(b) above, Subcontractor shall (1) promptly discontinue all Work affected (unless the notice directs otherwise), and (2) deliver to ThermoRetec all data, drawings, specifications, reports, summaries, and such other information and materials as may have been accumulated by Subcontractor in performing the Work, whether completed or in process, with the exception of one record copy of such information which shall be kept by Subcontractor.

(e)  Under no circumstances of termination shall Subcontractor be entitled to anticipatory profits.

(f)  The rights and remedies of ThermoRetec and Subcontractor provided in this Article are in addition to any other rights and remedies provided by law or under this Agreement.

ARTICLE 9 - NOTICES.  ThermoRetec's Representative and address for legal notices is:

Name:

Charlotte E. Lawson, Corporate Contracts Administrator

Company Name:

ThermoRetec Consulting Corporation

Address:

9 Damonmill Square, Suite 3-A

Concord,  MA   01742-2851

Telephone #:

978-371-1422

FAX:

978-369-9279

The Representative named in each work order shall receive all communication related to the Work Order and shall be available as necessary for issuing Work Orders, Change Orders, inspecting and approving the Work, and for approving invoices and other records of the Subcontractor.  ThermoRetec's Representative may delegate his/her work and authority to others as desired, confirming such action in writing to Subcontractor.

Subcontractor's Representative and address for notices and communications is:

Name:

_______________________________

Company Name:

_______________________________

Address:

_______________________________

_______________________________

Telephone #:

_______________________________

Fax:

_______________________________

Subcontractor's Representative shall be available for conferring with, receiving requests, and taking communications from ThermoRetec.  Subcontractor's Representative may delegate Subcontractor's work and authority to others as he/she desires, confirming such action in writing to ThermoRetec.

ARTICLE 10 - ACCESS TO THE WORK.  ThermoRetec and Owner shall have access at all reasonable times to all Work done and product made by or for Subcontractor pursuant to any Work Order hereunder and such Work and product shall be the property of  Owner at all times.  Title to all notes, memoranda, programs, software, reports and other tangible documents produced by Subcontractor pursuant to this Agreement shall be or remain the sole and exclusive property of the Owner.  Subcontractor shall turn over to ThermoRetec all such Work done and product made upon timely request by ThermoRetec during the progress of the Work or at the expiration or termination of the Work to be performed under any Order hereunder.

  ThermoRetec, acting for the Owner, grants to Subcontractor, its agents and employees, during the term of this Agreement, reasonable access to the Owner's premises for purposes of fulfilling its obligations under this Agreement.  Subcontractor shall comply with  ThermoRetec’s safety procedures while on the Owner's premises, and copies of the safety procedures will be available to Subcontractor upon request.

ThermoRetec warrants that any right-of-way provided by the Owner to/from the Owner's premises to/from the public way, is sufficient to bear the weight of all Subcontractor equipment and vehicles reasonably required to perform the services.  Subcontractor shall not be responsible for damages caused to any private pavement or accompanying subsurface of any route designated by the  ThermoRetec reasonably necessary to perform the services, provided Subcontractor is not negligent in its use of said route.  Subcontractor is responsible for advising  ThermoRetec if Subcontractor believes such travel will damage said pavement or subsurface.

ARTICLE 11 - NONCONFORMING WASTE.  Waste shall be considered non-conforming if it fails to meet the waste description applicable thereto in any material respect.  In the event Subcontractor thinks the waste is non-conforming, Subcontractor must obtain ThermoRetec’s written agreement that said waste is non-conforming prior to taking any action.

In the event the Owner's waste is  determined to be nonconforming, Subcontractor may revoke its acceptance of the waste.  The revocation of acceptance shall be effective immediately upon receipt by ThermoRetec of oral notice followed by written notice of nonconformity.  ThermoRetec shall notify Subcontractor within seven (7) business days following receipt of such verbal notice as to an alternative lawful manner of disposition of the Owner's waste.  If ThermoRetec fails to so direct Subcontractor, Subcontractor shall prepare for lawful transportation and return the waste to ThermoRetec at the Owner's site.  ThermoRetec shall pay Subcontractor its reasonable expenses and charges for handling, loading, preparing, transporting, storing, and caring, for nonconforming waste.

If the waste is determined to be nonconforming, Subcontractor shall be responsible only for its employees', agents', subcontractors', or invitees' negligence with respect to such waste.  Otherwise, ThermoRetec/Owner shall have full responsibility thereof.

(a)

If Subcontractor transports or arranges for transportation of the waste and provided the waste meets the waste description applicable thereto, title to and risk of loss with respect to the waste shall pass from the Owner to Subcontractor at such time as the waste is loaded and signed for at Owner's facility.

(b)

A justified revocation of acceptance by Subcontractor and concurrence of same by ThermoRetec shall revest title to the Owner at the time such revocation of acceptance is communicated.

(c)

At no time will ThermoRetec be considered the generator or owner of the Waste.

ARTICLE 12 - CONFIDENTIALITY.  Subcontractor will, for the duration of this Agreement and for a period of five (5) years thereafter, retain in confidence all technical and business information designated in writing as "CONFIDENTIAL" and disclosed by ThermoRetec to Subcontractor except:

(a)

ThermoRetec's and/or Owner's technical and business information previously known to Subcontractor;

(b)  ThermoRetec's and/or Owner's technical and business information which becomes known to Subcontractor through legal means and not subject to non-disclosure restrictions; or

(c)  ThermoRetec's and/or Owner's technical and business information which is public knowledge or subsequently becomes public knowledge through no fault of Subcontractor and without breach of this Agreement.

ARTICLE 13 - LIABILITY, INDEMNIFICATION AND INSURANCE.

(a)

Indemnification.  Subcontractor shall defend, indemnify and hold harmless ThermoRetec and Owner, any parent corporation, affiliate corporations, their officers, directors, employees, agents, successors and assigns from any and all direct damages, liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, claims by Subcontractor’s employees, agents, officers or directors and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys’ and paralegal’s fees), which may hereafter arise as a result of:  (1) injury or death of any person and/or for any damage to property (real or personal caused by any negligent or willful acts, errors of omissions of Subcontractor, and their respective officers, directors, agents or employees); or (2) for any violation or alleged violation of applicable federal, state or local laws, regulations or orders, or laws, rules or regulations or orders of any governmental entity or agency by, through, or as a result of Subcontractor, or their respective officers, directors, agents or employees; or (3) any failure of Subcontractor to perform its services hereunder in accordance with generally accepted professional standards; or (4) any breach of Subcontractor’s representations or warranties as set forth herein; or (5) any other failure of Subcontractor to comply with obligations on  its part to be performed under this Agreement except as such may be caused by the negligent act or willful misconduct of ThermoRetec or Owner.

(b)

Insurance.  Subcontractor agrees to provide and maintain at its own expense, insurance coverage until the Work is completed and accepted by ThermoRetec and to furnish certificates (Attachment III) from its insurance carrier, showing that Subcontractor carries insurance in the following minimum limits:

(1)  Worker's Compensation, at the statutory limits for the state or states in which the work is to be performed.  Employer's Liability insurance in the amount of $1,000,000.

(2)  Professional Errors and Omissions Insurance in the amount of $5,000,000 per occurrence on a claims made basis.

(3)  Contractor’s Pollution Liability Insurance in the amount of $2,000,000 per occurrence, on a claims made basis, $2,000,000 aggregate. Such coverage shall be applicable to the Work to be performed under this Agreement.

(4)  Comprehensive General Public Liability insurance in the amount of $1,000,000 combined single limit for bodily injury and property damage, including product liability, completed operations, contractual liability and, where applicable, coverage for damage caused by blasting, collapse or structural injury and/or damage to underground utilities.

(5)  Automobile Public Liability in the amount of $2,000,000 per occurrence for bodily injury and property damage, including non-owned automobiles.

Further, Subcontractor shall include ThermoRetec and Owner as additional insureds on the coverages and limits included in (4) and (5) above, but only with respect to liability arising out of operations performed for ThermoRetec by or on behalf of Subcontractor.  Said certificates shall provide that should such insurance be canceled, issuing company will endeavor to provide thirty (30) days prior written notice to ThermoRetec.

All of the aforesaid insurance shall be written by insurance companies which are authorized and licensed to do business in the State of Georgia; rated by A. M. Best Company with a rating of “B+” or better; and deemed acceptable to ThermoRetec and Owner.  The Subcontractor shall provide ThermoRetec with a certificate of insurance evidencing the above coverages.  All such insurance shall be obtained, including certificates therefor, and delivered to ThermoRetec prior to commencement of any work by Subcontractor under this Agreement.

ThermoRetec’s failure to receive the certificates of insurance prior to performance of any work authorized hereunder shall not be deemed a waiver of Subcontractor’s obligations to procure and maintain the insurance specified herein.  Receipt and acceptance of Certificates of Insurance or other documents that do not conform to the requirements of this Agreement do not constitute acceptance or approval of amounts or types of insurance and do not relieve Subcontractor of its obligation to procure and maintain as specified herein.

ARTICLE 14 - INSPECTIONS.  During business hours, upon reasonable notice, and when accompanied by a representative of Subcontractor,

(a)

ThermoRetec and/or Owner shall have the right to inspect and test, at its own expense, transportation vehicles or vessels, containers or facilities provided by Subcontractor and to inspect the handling, transportation, and storage operations conducted by Subcontractor in performance of this Agreement.

(b)

ThermoRetec and/or Owner shall have the right to verify, by examination of Subcontractor's records, all invoiced amounts when firm prices are not set forth in a purchase order.

(c)

ThermoRetec and/or Owner shall have the right to terminate this Agreement or request that the Subcontractor repair, correct, or adjust deficiencies in the items defined in a) and b), pursuant to Article 7 of this Agreement.

Notwithstanding the forgoing, nothing contained herein or elsewhere in this Agreement shall require Subcontractor to disclose to the Consultant or permit the Consultant to examine proprietary or confidential information of Subcontractor.

ARTICLE 15 - FORCE MAJEURE.  Either party shall be excused from performance of its obligations under this Agreement, other than payment of monies when due, in the event and to the extent that such performance is delayed or prevented by any cause or event beyond the reasonable control of such party including, but not limited to, any act of God or of the public enemy, war, insurrection, riot, civil disturbances, labor dispute, fire, flood, washouts, storms, landslides, explosion, any embargo, or any act or order of any military or civil authority, including courts. Within a reasonable period of time after a party determines that an event of force majeure exists which delays or prevents the performance of its obligations under this Agreement, such party shall give the other party notice within 24 hours thereof, and such party shall use all reasonable efforts to eliminate such event insofar as possible with a minimum of delay.

ARTICLE 16 - DELAY IN PERFORMANCE.  If Subcontractor is delayed at any time from timely completion of the work to be performed by any act or neglect of ThermoRetec, or by any other contractor under the control of ThermoRetec, or by change order(s), or any causes beyond Subcontractor's control, then the time for completion of the work to be performed and other obligations of Subcontractor hereunder shall be extended by change order for such reasonable time as ThermoRetec and Subcontractor shall mutually agree upon.  In the event of such a delay, Subcontractor shall provide ThermoRetec verbal notice within 24 hours.

ARTICLE 17 - SUCCESSORS AND ASSIGNS.  Neither this Agreement nor any rights or obligations of Subcontractor hereunder shall be assigned by Subcontractor, nor may Subcontractor subcontract any of its obligations hereunder without the prior written consent of ThermoRetec, which consent shall not be unreasonably withheld; provided, however, that ThermoRetec may assign this Agreement to Owner or a successor in interest of Owner by merger or the purchase of substantially all of the assets of Owner or to a successor in interest of ThermoRetec by merger or by purchase of substantially all of the assets of ThermoRetec.

ARTICLE 18 - WAIVER.  Any waiver by  any party of any provisions or conditions of this Agreement shall not be construed or deemed to be a waiver of any other provisions or conditions of this Agreement, nor a waiver of a subsequent breach of the same provision or condition, unless such waiver be expressed in writing by the party to be bound.

ARTICLE 19 - HEALTH & SAFETY.  As the prime contractor, ThermoRetec will be responsible for supplying copies of the Site Specific Health & Safety Plan ("Plan") to the Subcontractor prior to the initiation of any work activities. The Plan will establish the health and safety protocols to be observed by all Subcontractor personnel assigned to the site.

Subcontractor's personnel will review the Plan with the designated Health & Safety Coordinator prior to beginning any work on a Work Order. It is the responsibility of the Subcontractor's personnel to abide by the requirements of the Plan or take exception in writing prior to initiation of the Work. Failure to abide by the requirements of the Plan may result in immediate dismissal of Subcontractor Personnel from the job site and the termination of the Subcontract Agreement.

Before Subcontractor's personnel are allowed on the job, Subcontractor must furnish proper documentation to the ThermoRetec representative of any required OSHA Training, Medical Surveillance and Respirator Fit-Testing for all Subcontractor personnel on the job.

ARTICLE 20 - REPORTS.  Subcontractor shall submit to ThermoRetec within ten days after the end of calendar month, a report, detailing (a) activities conducted during the prior calendar month relating to the performance of the Work; (b) activities relating to the performance of the Work planned to be conducted in the next calendar month; (c) compliance with, or any variations to, the schedule for the performance of the Work as set forth in the Work Order; and (d) any other matter requested by ThermoRetec necessary to ThermoRetec’s or Owner’s compliance with any applicable law or regulation or that certain Environmental Response Cost Recovery Rider which was adopted by the Georgia Public Service Commission on September 1, 1992 (as amended).

ARTICLE 21 - JURISDICTION.

Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Georgia, ______________ County, or in the United States District Court for the _________ District of Georgia, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

ARTICLE 22 - APPLICABLE LAW.  The validity, interpretation and performance of these terms and conditions shall be governed by the laws of Georgia.

ARTICLE 23 - DISPUTE RESOLUTION.  Any and all claims, disputes, and mattes of difference between the parties that cannot be resolved by the parties within a reasonable time arising out of or related to this Agreement or any Work Order, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association  then in effect.  The arbitration shall commence by serving a written demand for arbitration with party or parties against whom claims are being asserted.  The award of the arbitrator may be confirmed in any court having jurisdiction thereof and judgment entered thereon.

ARTICLE 23 - ATTACHMENTS.  The following Attachments hereby become a part of this Agreement:

Attachment I

- Sample Work Order Form

Attachment II

- Subcontractor's IRS form W-9

Attachment III- Subcontractor's Certificate of Insurance

Rev. 02/11/99

ATLLIB01  859273.5

IN WITNESS WHEREOF, the parties have caused these presents to be executed on the date first hereinabove written.

ThermoRetec Consulting Corporation

_____________________________________

by:

by:

____________________________

_________________________

Charlotte E. Lawson

Name

Corporate Contracts Administrator

_________________________

Title

Title

Date:_______________________

Date:____________________

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT I

WORK ORDER

Project No.: __________________________

Work Order No.: ________________________________

ThermoRetec Representative:________________ / ThermoRetec Project Assistant (A/P)

Address:

Address:

   Phone:                           FAX:

In accordance with the Subcontract Agreement between Subcontractor  and ThermoRetec dated _____________, this Work Order describes the Scope of Services, Time Schedule, and Price and Payment Terms for the Project known as:

Scope of Services:

Time Schedule:

All work to be completed

Price Not To Exceed:

Total costs not to exceed

$

QA/QC Criteria/Health & Safety Requirements:

Acceptance of the terms of this Work Order is acknowledged by the following signatures of the Authorized Representatives of the parties to the Agreement.  This Work Order consists of this document and any supplemental pages attached and referenced hereto.

Approval and Acceptance:

ThermoRetec Consulting Corporation

______________________________

______________________________

______________________________

Signature

Signature

______________________________

______________________________

Name

Name

______________________________

______________________________

Date

Date

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT II

W-9

PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

______________________________________________________________________________

Name of Subcontractor As Shown on Federal Account

______________________________________________________________________________

Address

______________________________________________________________________________

City, State, Zip Code

Taxpayer Identification Number (TIN)

____________________

____________________

Employer ID Number

OR

Social Security Number

Please check appropriate box:

*

Individual/Sole Proprietor

*

Corporation

*

Partnership

*

Other:

______________________________________________________________________________

CERTIFICATION

Under the penalties of perjury, I certify the information provided on this form is true, correct and complete.

___________________________

___________________________

Signature

Date

Please check, if this applies to your Company.

Minority-Owned Business Enterprises

Women-Owned Business Enterprises

Rev. 02/11/99

ATLLIB01  859273.5

ATTACHMENT III

SUBCONTRACTOR'S CERTIFICATE OF INSURANCE

Rev. 02/11/99

ATLLIB01  859273.5

ThermoRetec Consulting Corporation

LABORATORY SERVICES

SUBCONTRACT AGREEMENT

for the benefit of Atlanta Gas Light Company

THIS AGREEMENT is made this ______ day of ____________, _____ by and between:

ThermoRetec Consulting Corporation

9 Damonmill Square, Suite 3-A

Concord, MA 01742-2851

(hereinafter called "ThermoRetec"), and

__________________________________

__________________________________

__________________________________

(hereinafter called "LABORATORY")

WITNESSETH:

ARTICLE 1 - SCOPE OF SERVICES AND TERM, hereinafter referred to as the "Work."   The parties understand and agree that the Work is being performed for the benefit of Atlanta Gas Light Company (“Client”), whom the parties intend to be a third party beneficiary of this Agreement.  Individual tasks will be authorized by written Work Orders (Attachment I) issued from time to time by ThermoRetec in accordance with the ordering procedure in Attachment I and accepted in writing by LABORATORY.

Each work order hereunder shall refer to this Agreement, shall be governed by the terms and provisions hereof, and shall indicate the scope of and include any required data or specifications for the Work to be performed pursuant thereto.  LABORATORY shall not proceed with any phase of any work prior to the receipt of a written order describing such work and its written acceptance of such order.

The Agreement shall be in effect for a period of one year from the date first written above, provided, however, that the parties may terminate the Agreement as provided in Article 6 below.  The term of this Agreement may be extended upon the mutual agreement of both parties.

ARTICLE 2 - INVOICING AND PAYMENT.  ThermoRetec shall pay LABORATORY for services rendered in accordance with (1) LABORATORY's quoted price list dated ____________ or (2) LABORATORY’s price quote attached to each Work Order.  In no event will LABORATORY’s price quote on an Work Order exceed the price for the same analysis quoted on the LABORATORY’s price list, which is attached and made a part hereof as Attachment II.  Should LABORATORY fail to perform the analysis for any sample within the turnaround time specified in each Work Order, the quoted price for that analysis will be adjusted to the rate for the appropriate turnaround time achieved.  If LABORATORY fails to extract or analyze a sample within the required holding time, as specified by the appropriate analytical method, the LABORATORY will forfeit payment for the sample and be liable for any additional costs as set forth in Articles 10 and 14 below.

The following procedures will be used in making reimbursements under this Agreement:

(a)  No less than once per month during the progress of the Work, LABORATORY shall provide a separate invoice to ThermoRetec for each Work Order issued under this Agreement for all costs incurred by the LABORATORY during the period covered by the invoice. Invoices will be accompanied by a table listing the field sample number, dated received, date analyzed and date analytical results were submitted to the ThermoRetec representative noted on the Work Order.

Any work contracted on a Time and Materials or Cost Plus basis will be supported by copies of daily time cards and receipts for all materials & travel expenses.  Each invoice will show the Master Services date, Work Order No., Work Order date, Work Order amount, balance of funds remaining on the Work Order, ThermoRetec's Project No., and the name of ThermoRetec's Representative named on the Work Order.  Description of services provided should document site location and detail scope of work.

LABORATORY will submit original invoice and one copy to the Work Order Representative.

(b)  Properly supported and approved invoices are due and payable to the LABORATORY within five (5) working days of ThermoRetec's reimbursement by its client but in no event more than sixty-five (65) days from the date of receipt by ThermoRetec's Accounts Payable department.  In order to expedite payment, LABORATORY should submit invoices no later than the end of the third week of each month.

(c)  For any work performed on a Time & Materials basis, LABORATORY shall maintain accurate accounting records of all reimbursable costs paid or incurred by LABORATORY in connection with the Work and shall permit ThermoRetec and/or Client to have access during regular business hours to all records, account books, vouchers, invoices, and payroll related to the cost of the Work.  In the event ThermoRetec and/or Client desire to perform an audit of LABORATORY's cost records, it shall be completed within one (1) year after the final billing is presented to ThermoRetec.

(d)  For Work Orders performed on a Lump Sum or Fixed Price basis, ThermoRetec's audit rights under 3(c) above do not apply.

(e)  To the extent LABORATORY engages subcontractors to perform the Work, as a condition of payment of any monthly invoice reflecting final payment by LABORATORY to such subcontractors, LABORATORY shall furnish a general release of all claims and final lien waivers from such subcontractor to Client, upon written request by ThermoRetec or Client, in such form and substance as is reasonably acceptable to Client.

ARTICLE 3 - LABORATORY’S REPRESENTATIONS AND WARRANTIES.

(a)

Representations.  LABORATORY makes the following representations:

(1)

LABORATORY understands and acknowledges that the Work performed hereunder may involve hazardous or toxic substances, wastes and laws, regulations and government agency policy and guidance documents related thereto.  LABORATORY hereby represents that it is a qualified laboratory, duly licensed as required under applicable laws, regulations and ordinances and having the ability, skill and resources necessary to perform the Work.  LABORATORY warrants that the Work performed hereunder will be in a thorough, efficient, and workmanlike manner, promptly and with due diligence and care, and in accordance with that standard of care and skill ordinarily exercised by members of the profession doing similar work.  LABORATORY shall perform the Work with that degree of skill and judgment which is customarily exercised in the industry by recognized professional laboratories.

(2)

LABORATORY shall perform the Work in compliance with applicable federal, state, and local laws, ordinances, and regulations.

(3)

LABORATORY represents that it has, or will secure at its own expense, all qualified personnel required in its performance of the services described in this Agreement.  LABORATORY shall be responsible for supervision and direction of the performance of services by LABORATORY’s employees.

(b)

LABORATORY warrants that:

(1)

LABORATORY acknowledges and understands the currently known hazards which are presented to persons, property and the environment in the handling of hazardous and non-hazardous wastes;

(2)

LABORATORY  shall perform all work in a safe, efficient, and lawful manner using industry-accepted practices;

(3)

Warranty.   LABORATORY shall re-perform, redesign, and/or correct at its expense, such of its Work as are deficient due to LABORATORY’s material failure to perform said Work in accordance with this Agreement.  If, after receipt of notification from ThermoRetec of a deficiency, LABORATORY fails to promptly make the necessary redesign, corrections or revisions of any such deficiencies, ThermoRetec may perform, or cause to be performed, the same at ThermoRetec’s expense provided such deficiency was not due to the fault of ThermoRetec.  The provisions of this paragraph shall not limit, in any way, ThermoRetec’s right to pursue any other remedy provided for by this Agreement or applicable law as a result of LABORATORY’s failure to adequately perform the Services.

ARTICLE 4 - INDEPENDENT CONTRACTOR.  The relationship of LABORATORY to ThermoRetec shall be that of an Independent Contractor.

ARTICLE 5 - TERMINATION.  This Agreement shall continue in force until completion of the Work; provided, however, that ThermoRetec shall have the right to terminate this Agreement pursuant to the provisions of this Article hereunder.

(a)  ThermoRetec may, for its sole convenience, terminate the performance of the services under this Agreement in whole at any time, or from time to time in part, by giving ten (10) days written notice of intent to terminate.

(b)  This Agreement may be terminated by ThermoRetec in whole or in part in writing in the event of a default consisting of substantial failure by the LABORATORY to fulfill its obligations under this Agreement through no fault of ThermoRetec.

(c)  If termination is effected under (a) above, ThermoRetec will pay LABORATORY all analysis performed and which are due as of the effective date of termination, and in addition, those reimbursable costs incurred in good faith by LABORATORY after the effective date of termination in connection with (1) demobilization of equipment and personnel and (2) any necessary subcontract and/or vendor settlements for re-stocking charges.

(d)  Upon receipt of termination notice pursuant to Paragraphs 6(a) or 6(b) above, LABORATORY shall (1) promptly discontinue all Work affected ( unless the notice directs otherwise), and (2) deliver to ThermoRetec all data, drawings, specifications, reports, summaries, and such other information and materials as may have been accumulated by LABORATORY in performing the Work, whether completed or in process, with the exception of one record copy of such information which shall be kept by LABORATORY.

(e)  Under no circumstances of termination shall Subcontractor be entitled to anticipatory profits.

(f)  The rights and remedies of ThermoRetec  and LABORATORY provided in this Article are in addition to any other rights and remedies provided by law or under this Agreement.

ARTICLE 6 - NOTICES.  ThermoRetec's Representative and address for legal notices and communications is:

Name:

Charlotte E. Lawson, Corporate Contracts Administrator

Company Name:

ThermoRetec Consulting Corp.

Address:

9 Damonmill Square, Suite 3-A

Concord, MA 01742-2851

Phone:

978-371-1422

FAX:

978-369-9279

The Representative named in each Work Order shall be available as necessary for issuing Work Orders, Change Orders, inspecting and approving the Work, and for approving invoices and other records of the LABORATORY.  ThermoRetec's Representative may delegate his/her work and authority to others as desired, confirming such action in writing to LABORATORY.

LABORATORY's Representative and address for notices and communications is:

Name:

_________________________

Company Name:

_________________________

Address:

_________________________

_________________________

Tel. Number

_________________________

Fax Number

_________________________

LABORATORY's Representative shall be available for conferring with, receiving requests, and taking communications from ThermoRetec.  LABORATORY's Representative may delegate LABORATORY's work and authority to others as he/she desires, confirming such action in writing to ThermoRetec.

ARTICLE 7 - ACCESS TO THE WORK.  ThermoRetec and Client shall have access at all reasonable times to all Work done and product made by or for LABORATORY pursuant to any Work Order hereunder and such Work and product shall be the property of Client at all times. Title to all notes, memoranda, programs, software, reports and other tangible documents produced by LABORATORY pursuant to this Agreement shall be and remain the sole and exclusive property of the Client.  LABORATORY shall turn over to ThermoRetec and Client all such Work done and product made upon timely request by ThermoRetec or Client during the progress of the Work or at the expiration or termination of the Work to be performed under any Order hereunder.

ARTICLE 8 - CONFIDENTIALITY.  LABORATORY will, for the duration of this Agreement and for a period of five (5) years thereafter, retain in confidence all technical and business information designated in writing as "CONFIDENTIAL" and disclosed by ThermoRetec  to LABORATORY in connection with services performed for ThermoRetec except:

(a)  ThermoRetec's and/or Client's technical and business information previously known to LABORATORY;

(b)  ThermoRetec's and/or Client's technical and business information which becomes known to LABORATORY through legal means and not subject to non-disclosure restrictions; or

(c)  ThermoRetec's and/or Client's technical and business information which is public knowledge or subsequently becomes public knowledge through no fault of LABORATORY and without breach of this Agreement.

ARTICLE 9 - LIABILITY, INDEMNIFICATION AND INSURANCE.

(a)

Indemnification.  LABORATORY shall defend, indemnify and hold harmless ThermoRetec and Client, any parent corporation, affiliate corporations, their officers, directors, employees, agents, successors and assigns from any and all direct damages, liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits, claims by LABORATORY’s employees, agents, officers or directors and the costs and expenses incident thereto (including costs of defense, settlement and reasonable attorneys’ and paralegal’s fees), which may hereafter arise as a result of:

(1)

injury or death of any person and/or for any damage to property (real or personal) caused by any negligent or willful acts, errors of omissions of LABORATORY, and their respective officers, directors, agents or employees; or

(2)

for any violation or alleged violation of applicable federal, state or local laws, regulations or orders, or laws, rules or regulations or orders of any governmental entity or agency by, through, or as a result of LABORATORY, or their respective officers, directors, agents or employees; or

(3)

any failure of LABORATORY to perform its services hereunder in accordance with generally accepted professional standards; or

(4)

any breach of LABORATORY’s representations or warranties as set forth herein; or

(5)

any other failure of LABORATORY to comply with obligations on  its part to be performed under this Agreement except as such may be caused by the negligent act or willful misconduct of ThermoRetec or Client.

(b)

Insurance.  LABORATORY agrees to provide and maintain at its own expense, insurance coverage until the Work is completed and accepted by ThermoRetec and Client and to furnish certificates (Attachment III) from its insurance carrier, showing that LABORATORY carries insurance in the following minimum limits:

(1)

Worker's Compensation, including coverage under United States Longshoremen's and Harbor Worker's Act where applicable, at the statutory limits for the State where the Work is performed and Employer's Liability insurance in the amount of $1,000,000.

(2)

Comprehensive General Public Liability insurance in the amount of $3,000,000 combined single limit for bodily injury and property damage, including product liability.

(3)

Professional Errors and Omissions Insurance in the amount of $5,000,000 per occurrence on a claims made basis.

(4)

Automobile Public Liability in the amount of $1,000,000 per occurrence for bodily injury and property damage, including non-owned automobiles.

Further, LABORATORY shall include ThermoRetec and Client as additional insureds on the coverages and limits included in (3) and (4) above, but only with respect to liability arising out of operations performed for ThermoRetec by or on behalf of LABORATORY.  Said certificates shall provide that should such insurance be canceled, issuing company will endeavor to provide thirty (30) days prior written notice to ThermoRetec.

All of the aforesaid insurance shall be written by insurance companies which are authorized and licensed to do business in the State of Georgia; rated by A. M. Best Company with a rating of “B+” or better; and deemed acceptable to ThermoRetec and Client. LABORATORY shall provide ThermoRetec with a certificate of insurance evidencing the above coverages.  All such insurance shall be obtained, including certificates therefor, and delivered to ThermoRetec prior to commencement of any work by LABORATORY under this Agreement.

ThermoRetec’s failure to receive the certificates of insurance prior to performance of any work authorized hereunder shall not be deemed a waiver of LABORATORY’s obligations to procure and maintain the insurance specified herein.  Receipt and acceptance of Certificates of Insurance or other documents that do not conform to the requirements of this Agreement do not constitute acceptance or approval of amounts or types of insurance and do not relieve LABORATORY of its obligation to procure and maintain as specified herein.

ARTICLE 10 - FORCE MAJEURE.  Either party shall be excused from performance of its obligations under this Agreement, other than payment of monies when due, in the event and to the extent that such performance is delayed or prevented by any cause or event beyond the reasonable control of such party including, without limitation, any act of God, war, civil disturbance, labor disputes, unusually severe weather, fire, flood, explosion, any embargo, regulation, order or requirement of any military or civil authority, including courts, or other disabling causes.  Upon timely written notice to the other party, the time for the performance shall be extended for a period equal to the extent of such delay.

ARTICLE 11 - SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  Neither party may assign its interests herein without the prior written consent of the party, which consent will not be unreasonably withheld; provided, however, that ThermoRetec may assign this Agreement to Client or a successor in interest of Client by merger or the purchase of substantially all of the assets of Client or to a successor in interest of ThermoRetec by merger or by purchase of substantially all of the assets of ThermoRetec.  No assignment shall operate to relieve the assignor of its obligation under this Agreement.

Nothing contained in this Agreement shall be interpreted as prohibiting or limiting LABORATORY’s right to assign its accounts receivable or grant a security interest in its accounts receivable.

ARTICLE 12 - HEALTH & SAFETY.  LABORATORY shall be responsible for the health and safety of its personnel in the LABORATORY’s work place and shall ensure that all LABORATORY facilities are in compliance with the appropriate State and Federal Standards for analytical laboratory safety.  In the event it becomes necessary for LABORATORY personnel to enter a job site, the LABORATORY agrees that none of its personnel will enter the site unless accompanied by ThermoRetec’s site health and safety officer.

ARTICLE 13 - REPORTS.  LABORATORY shall submit to ThermoRetec within ten days after the end of calendar month, a report, detailing (a) activities conducted during the prior calendar month relating to the performance of the Work; (b) activities relating to the performance of the Work planned to be conducted in the next calendar month; (c) compliance with, or any variations to, the schedule for the performance of the Work as set forth in the Work Order; and (d) any other matter requested by ThermoRetec necessary to Client’s compliance with any applicable law or regulation or that certain Environmental Response Cost Recovery Rider which was adopted by the Georgia Public Service Commission on September 1, 1992 (as amended).

ARTICLE 14 - JURISDICTION.

Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of Georgia, ______________ County, or in the United States District Court for the _________ District of Georgia, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

ARTICLE 15 - QUALITY ASSURANCE/QUALITY CONTROL (QA/QC).  LABORATORY shall use analytical methodologies which are in conformity with those recognized by the United States Environmental Protection Agency, the appropriate State or local agency, the American Society of Testing and Materials, the Association of Official Analytical Chemists, or analytical methodologies presented in the “Standard Methods of the Examination of Water and Wastewater” as published by the American Water Works Association .

(a)  Before any analysis is performed on a Work Order, LABORATORY will consult with ThermoRetec’s representative concerning the appropriate analytical methodology.  ThermoRetec  shall be responsible for (i) selecting the desired analytical methodology, (ii) designating the frequency of quality control, if other than the standard required by such methodology, and (iii) specifying the required reporting limits.

(b)  ThermoRetec is responsible for ensuring that proper procedures are used to obtain, containerize, store, and transport samples to LABORATORY’s facility.  ThermoRetec is responsible for the handling of all samples prior to receipt, inspection and acceptance by LABORATORY. Upon acceptance of samples by LABORATORY, LABORATORY shall have custody of the samples for testing and analytical purposes only.  At no time shall LABORATORY take title to, or ownership of the samples.  Unless samples are consumed in the analysis, or referred to another laboratory with permission of ThermoRetec, all samples provided by ThermoRetec will be returned to ThermoRetec for proper disposal in accordance with applicable laws and regulations.

(c)  LABORATORY shall maintain a documented quality assurance program, which ensures all samples are maintained, and all tests and analyses are performed in accordance with the applicable methodologies set forth in each Work Order.

(d)  LABORATORY shall, at no additional charge to ThermoRetec, re-perform all analyses which do not conform with the standards and methodologies set forth in each Work Order, to the extent that the failure to conform is the fault of LABORATORY or its employees.  The criteria to be used to determine non-conformance shall be consistent with generally accepted industry practices.

In the event re-testing or re-sampling is required for any reason due to errors, omissions, acts, or fault of LABORATORY, LABORATORY shall be responsible for the reasonable costs actually incurred by ThermoRetec or ThermoRetec’s Client in connection with the re-sampling or re-testing required for the affected samples.

(e)  Any Work Order issued under this Agreement for Work which requires ThermoRetec  to be responsible to its Client for any fines, penalties, loss of revenue or profits, or damages, whether actual or consequential, incurred by ThermoRetec or ThermoRetec’s Client shall be so noted in the Work Order and agreed to in advance by LABORATORY’s Representative noted in Article 7 above.

ARTICLE 16- APPLICABLE LAW.  The validity, interpretation and performance of these terms and conditions shall be governed by the laws of the State of Georgia.

ARTICLE 17 - DISPUTE RESOLUTION.  Any and all claims, disputes, and matters of difference between the parties that cannot be resolved by the parties within a reasonable time arising out of or related to this Agreement or any Work Order, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect.  The arbitration shall commenced by serving a written demand for arbitration with party or parties against whom claims are being asserted. The award of the arbitrator may be confirmed in any court having jurisdiction thereof and judgment entered thereon.

ARTICLE 18 - ATTACHMENTS.  The following Attachments hereby become a part of this Agreement:

Attachment I

Sample Work Order Form

Attachment II

LABORATORY's Price Quote

Attachment III

LABORATORY's Certificate of Insurance

Attachment IV

LABORATORY’s IRS Form W-9

Rev. 02/11/99

ATLLIB01  859273.5

IN WITNESS WHEREOF, the parties have caused these presents to be executed on the date first hereinabove written.

ThermoRetec Consulting Corp.

__________________________

by:

by:

____________________________

_________________________

Charlotte E. Lawson

Name

Corporate Contracts Administrator

_________________________

Title

Title

Date:_______________________

Date:____________________

Rev. 02/11/99

ATLLIB01  859273.5

Attachment I

SAMPLE WORK ORDER

WORK ORDER PROCEDURE

Prior to issuing a Work Order under this Agreement, ThermoRetec will obtain a price quote from the LABORATORY which will form the basis for the Work Order.  Price quotations will be obtained from the LABORATORY for specific Work Orders and shall be valid for sixty (60) days from the date of the quote.  ThermoRetec will provide the LABORATORY with the Scope of Work to be quoted which will contain the following information:

*

Number, type or complexity of samples to be analyzed

*

The project schedule of when samples are to be delivered

*

The date on which analytical data is to be delivered to ThermoRetec

*

Methodology to be employed

*

Special QA/QC requirements

*

Penalties (if any)

LABORATORY reserves the right to adjust the price or timing of delivery of the data if ThermoRetec’s schedule is accelerated or if the volume of samples is increased or decreased by more than 10%.

ATTACHMENT I (continued)

WORK ORDER

Project No.: __________________________

Work Order No.: ________________________________

ThermoRetec Representative:________________ / ThermoRetec Project Assistant (A/P)

Address:

Address:

   Phone:                           FAX:

In accordance with the Subcontract Agreement between LABORATORY and ThermoRetec  dated ________________, this Work Order describes the Scope of Services, Time Schedule, and Price and Payment Terms for the Project known as:

Scope of Services:

Time Schedule:

All work to be completed

Price Not To Exceed:

Total costs not to exceed

$

QA/QC Criteria/Health & Safety Requirements:

Acceptance of the terms of this Work Order is acknowledged by the following signatures of the Authorized Representatives of the parties to the Agreement.  This Work Order consists of this document and any supplemental pages attached and referenced hereto.

APPROVAL AND ACCEPTANCE:

ThermoRetec Consulting Corporation

__________________________

___________________________

__________________________

Signature

Signature

___________________________

__________________________

Name

Name

Date______________________

Date______________________

Attachment III

SUBCONTRACTOR’S CERTIFICATE OF INSURANCE

ATTACHMENT IV

W-9

PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER

______________________________________________________________________________

Name of Subcontractor As Shown on Federal Account

______________________________________________________________________________

Address

______________________________________________________________________________

City, State, Zip Code

Taxpayer Identification Number (TIN)

____________________

____________________

Employer ID Number

OR

Social Security Number

Please check appropriate box:

*

Individual/Sole Proprietor

*

Corporation

*

Partnership

*

Other:

______________________________________________________________________________

CERTIFICATION

Under the penalties of perjury, I certify the information provided on this form is true, correct and complete.

___________________________

___________________________

Signature

Date

Please check, if this applies to your Company.

Minority-Owned Business Enterprises ____

Women-Owned Business Enterprises ____

EXHIBIT 8

January 2001 Letter

[****]

[****] Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

Table of Contents

Page

2.

Scope of Services.

3.

Pricing and Payment Terms.

4.

Performance Standards, Warranties and Responsibilities.

5.

Management and Control.

6.

Indemnity.

7.

Insurance.

8.

Termination.

9.

Termination Services.

10.

Confidentiality.

11.

Independent Contractor.

12.

Health and Safety.

13.

Survival and Severability

14.

Force Majeure and Other Delays.

15.

Notices

16.

Disputes and Choice of Law.

17.

Program  Audits; Oversight.

18.

Taxes.

19.

Assignment.

20.

Entire Agreement

21.

Waiver.

22.

No Third Party Beneficiaries.

23.

Consents and Approvals.

24.

Headings

25.

Commencement of Actions.

26.

Counterparts.

27.

Exhibits

#

ATLLIB01 1359200.12